Exhibit 4.1

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                         MID-STATE CAPITAL CORPORATION,
                                  as Depositor

                             MID-STATE HOMES, INC.,
                                  as a Servicer

                            WALTER MORTGAGE COMPANY,

                                  as a Servicer

                                       and

                              [------------------],
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of [_______], 20

                              MSCC 20__ -[__] Trust

                MSCC Pass-Through Certificates, Series 20__ -[__]



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

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms .................................................  2
Section 1.02  Accounting ....................................................  5


                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE AssetS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Assets .................................  5
Section 2.02  Acceptance by Trustee .........................................  5
Section 2.03  Repurchase or Substitution of Mortgage Assets by the
               Depositor ....................................................  5
Section 2.04  Representations, Warranties and Covenants of the
               Depositor with Respect to the Mortgage Assets.................  5
Section 2.05  Representations, Warranties and Covenants of
               the Servicers ................................................  5
Section 2.06  Representations and Warranties of the Depositor ...............  5
Section 2.07  Issuance of Certificates and the Uncertificated
               Regular Interests ............................................  5
Section 2.08  Additional Transfers ..........................................  5

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF THE TRUST FUND

Section 3.01  Servicers to Act as Servicers .................................  5
Section 3.02  Collection of Mortgage Asset Payments .........................  5
Section 3.03  Realization Upon Defaulted Mortgage Assets ....................  5
Section 3.04  Collection Account and Distribution Account ...................  5
Section 3.05  Permitted Withdrawals From the Collection Account .............  5
Section 3.06  Establishment of Escrow Accounts; Deposits in
                Escrow Accounts .............................................  5
Section 3.07  Permitted Withdrawals From Escrow Account......................  5
Section 3.08  Payment of Taxes, Insurance and Other Charges;
                Collections Thereunder.......................................  5
Section 3.09  Transfer of Accounts...........................................  5
Section 3.10  Maintenance of Hazard Insurance................................  5
Section 3.11  Maintenance of Mortgage Impairment Insurance Policy............  5
Section 3.12  Fidelity Bond, Errors and Omissions Insurance..................  5
Section 3.13  Title, Management and Disposition of REO Property..............  5

Section 3.14  Due-on-Sale Clauses; Assumption and Substitution Agreements....  5
Section 3.15  Notification of Adjustments....................................  5
Section 3.16  Optional Purchases of Mortgage Assets by a Servicer............  5
Section 3.17  Trustee to Cooperate; Release of Files ........................  5
Section 3.18  Servicing Compensation ........................................  5
Section 3.19  Annual Statement as to Compliance .............................  5
Section 3.20  Annual Independent Certified Public Accountants' Reports ......  5
Section 3.21  Access to Certain Documentation and Information
                Regarding the Mortgage Assets................................  5
Section 3.22  Capitalized Interest Account and Pre-Funding Account...........  5
Section 3.23  [RESERVED].....................................................  5
Section 3.24  Obligations of the Servicers in Respect of Coupon Rates
                and Monthly Payments.........................................  5
Section 3.25  Investment of Funds in the Collection Account and the
                Distribution Account.........................................  5
Section 3.26  Liability of Servicers; Indemnification........................  5
Section 3.27  Reports of Foreclosure and Abandonment of Mortgaged
                Properties...................................................  5
Section 3.28  Protection of Assets...........................................  5
Section 3.29  [RESERVED].....................................................  5
Section 3.30  No Personal Solicitation.......................................  5
Section 3.31  Periodic Filings...............................................  5

                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01  Interest Distributions.........................................  5
Section 4.02  Distributions of Principal and Monthly
                Excess Cashflow Amounts......................................  5
Section 4.03  Allocation of Losses...........................................  5
Section 4.04  Method of Distribution.........................................  5
Section 4.05  Distributions on Book-Entry Certificates.......................  5
Section 4.06  Statements.....................................................  5
Section 4.07  Remittance Reports; Servicing Advances.........................  5
Section 4.08  REMIC Distributions............................................  5

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates...............................................  5
Section 5.02  Registration of Transfer and Exchange of Certificates..........  5
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..............  5
Section 5.04  Persons Deemed Owners..........................................  5
Section 5.05  Appointment of Paying Agent....................................  5

                                   ARTICLE VI

                         THE SERVICERS AND THE DEPOSITOR

Section 6.01  Liability of the Servicers and the Depositor ..................  5
Section 6.02  Merger or Consolidation of, or Assumption of the
                Obligations of, a Servicer or the Depositor..................  5
Section 6.03  Limitation on Liability of the Servicers and Others............  5
Section 6.04  Servicers Not to Resign........................................  5
Section 6.05  Delegation of Duties...........................................  5


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Servicer Events of Termination.................................  5
Section 7.02  Trustee to Act; Appointment of Successor.......................  5
Section 7.03  Waiver of Defaults.............................................  5
Section 7.04  Notification to Certificateholders.............................  5
Section 7.05  Survivability of Servicer Liabilities..........................  5

                                  ARTICLE VIII

                                   THE TRUSTEE

Section 8.01  Duties of Trustee..............................................  5
Section 8.02  Certain Matters Affecting the Trustee..........................  5
Section 8.03  Trustee Not Liable for Certificates or Mortgage Assets.........  5
Section 8.04  Trustee May Own Certificates...................................  5
Section 8.05  Trustee Fees and Expenses......................................  5
Section 8.06  Eligibility Requirements for Trustee...........................  5
Section 8.07  Resignation or Removal of Trustee..............................  5
Section 8.08  Successor Trustee..............................................  5
Section 8.09  Merger or Consolidation of Trustee.............................  5
Section 8.10  Appointment of Co-Trustee or Separate Trustee..................  5
Section 8.11  Limitation of Liability........................................  5
Section 8.12  Trustee May Enforce Claims Without Possession of Certificates..  5
Section 8.13  Suits for Enforcement..........................................  5
Section 8.14  Waiver of Bond Requirement.....................................  5
Section 8.15  Waiver of Inventory, Accounting and Appraisal Requirement......  5

                                   ARTICLE IX

                              REMIC ADMINISTRATION

Section 9.01  REMIC Administration...........................................  5

Section 9.02  Prohibited Transactions and Activities.........................  5
Section 9.03  Indemnification with Respect to Certain Taxes .................  5 and Loss of REMIC Status.....................................  5
Section 9.04  REO Property...................................................  5

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination....................................................  5
Section 10.02 Additional Termination Requirements............................  5

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment......................................................  5
Section 11.02 Recordation of Agreement; Counterparts ........................  5
Section 11.03 Limitation on Rights of Certificateholders ....................  5
Section 11.04 Governing Law; Jurisdiction ...................................  5
Section 11.05 Notices .......................................................  5
Section 11.06 Severability of Provisions ....................................  5
Section 11.07 Article and Section References ................................  5
Section 11.08 Notice to the Rating Agencies .................................  5
Section 11.09 Further Assurances ............................................  5
Section 11.10 Benefits of Agreement .........................................  5
Section 11.11 Acts of Certificateholders ....................................  5

                                    EXHIBITS:

Exhibit A-1  Form of Class A-1 Certificates
Exhibit A-2  Form of Class A-2 Certificates
Exhibit B-1  Form of Class M-1 Certificates
Exhibit B-2  Form of Class M-2 Certificates
Exhibit B-3  Form of Class B Certificates
Exhibit C-1  Form of Class CE Certificates
Exhibit C-2  Form of Class R Certificates
Exhibit D    Schedule of Mortgage Assets
Exhibit E    Form of Request for Release
Exhibit F    Form of Lost Note Affidavit
Exhibit G    Form of ERISA Representation
Exhibit H    Form of Investment Letter
Exhibit I    Form of Class R Certificate Transfer Affidavit
Exhibit J    Form of Transferor Certificate
Exhibit K    Form of Certification
Exhibit L    Form of Certification of the Trustee to be Provided to Depositor
Exhibit M    Form of Certification of the Servicers to be Provided to Depositor
Exhibit N    Form of Additional Transfer Agreement

            This Pooling and Servicing Agreement is dated as of [____], 20__ (the "Agreement"), among MID-STATE CAPITAL CORPORATION, as depositor (the "Depositor"), MID-STATE HOMES, INC., as a servicer ("Mid-State"), WALTER MORTGAGE COMPANY, as a servicer ("Walter Mortgage" and, together with Mid-State, the "Servicers"), and [_______________], as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

            The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of seven Classes of Certificates, designated as (i) the Class A-1 and Class A-2 Certificates,
(ii) the Class M-1, Class M-2 and Class B Certificates, (iii) the Class CE Certificates and (iv) the Class R Certificate.

            As provided herein, the Trustee shall elect that the Trust Fund (other than the Pre-Funding Account and Capitalized Interest Account) be treated for federal income tax purposes as four separate real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1," "REMIC 2," "REMIC 3" and "REMIC 4," respectively). The Class T4-A1IO, Class T4-A2IO, Class T4-M1IO, Class T4-M2IO, Class T4-BIO, Class T4-4, Class T4-11, Class T4-12 and Class T4-13 Interests (such interests, the "REMIC 4 Components"), the Class T4-A1, Class T4-A2, Class T4-M1, Class T4-M2 and Class T4-B Interests represent all of the "regular interests" in REMIC 4. Each Class of Offered Certificates represents beneficial ownership of the corresponding REMIC 4 Regular Interest. The Class CE Certificates represent beneficial ownership of the REMIC 4 Components. Each of the Class R-1, Class R-2, Class R-3 and Class R-4 Interests, represented collectively by the Class R Certificate, represents the sole Class of "residual interest" in REMIC 1, REMIC 2, REMIC 3 and REMIC 4, respectively, for purposes of the REMIC Provisions. There are four Classes of uncertificated REMIC 1 Regular Interests (the Class T1-1, Class T1-2, Class T1-3 and Class T1-4 Interests), seven Classes of uncertificated REMIC 2 Regular Interests (the Class T2-1, Class T2-2, Class T2-3, Class T2-4, Class T2-11, Class T2-12 and Class T2-13 Interests) and nine Classes of uncertificated REMIC 3 Regular Interest (the Class T3-1, Class T3-2, Class T3-M1, Class T3-M2, Class T3-4, Class T3-11, Class T3-11, Class T3-12 and Class T3-13 Interests). Each Class of REMIC 1 Regular Interests, REMIC 2 Regular Interest, REMIC 3 Regular Interests and REMIC 4 Regular Interests and Lower-Tier REMIC Regular Interests are "REMIC Regular Interests." The REMIC 1 Regular Interests will be held as assets of REMIC 2, the REMIC 2 Regular Interests will be held as assets of REMIC 3 and the REMIC 3 Regular Interests will be held as assets of REMIC 4. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Distribution Date in [___________] 20__.

            The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates comprising the interests in the Trust Fund created hereunder:


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                       Original Class
                        Certificate       Pass-Through        Assumed Final
       Class         Principal Balance        Rate           Maturity Dates
-------------------------------------------------------------------------------
A-1                                $           %
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A-2                                $           %
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M-1                                $           %
-------------------------------------------------------------------------------
M-2                                $           %
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B                                  $           %
-------------------------------------------------------------------------------
CE                          (1)               N/A                  N/A
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R                           N/A               N/A                  N/A
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Total                              $
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(1)   The Class CE Certificates represent the beneficial ownership of the REMIC
      4 Components in the aggregate.


                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "1933 Act":  The Securities Act of 1933, as amended.

            "60+ Day Delinquent Mortgage Asset": Each Mortgage Asset (including each Mortgage Asset in foreclosure and each Mortgage Asset for which the Obligor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Asset relating to an REO Property. Any Mortgage Asset which, on a 3-month rolling average basis, has made its scheduled Monthly Payments will not be considered to be a 60+ Day Delinquent Mortgage Asset.

            "Account": Each building contract or instalment sale contract, together with the related Note and Mortgage, transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03 hereof or pursuant to an Additional Transfer Agreement, as from time to time held as a part of the Trust Fund, the Accounts so held being identified in the Schedule of Mortgage Assets.

            "Account Note": The original promissory note or, with respect to Mortgage Assets originated in Texas, the retail instalment contract executed by an Obligor that evidences the indebtedness of such Obligor under an Account.

            "Accrued Certificate Interest": With respect to each Distribution Date and Class of Certificates, an amount equal to the interest accrued at the Pass-Through Rate set forth opposite such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Certificates, reduced by such Class' Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

            "Addition Notice": A notice (which may be verbal or written) provided to the Trustee pursuant to Section 2.08 hereof.

            "Additional Mortgage Asset": Any of the Mortgage Assets purchased by the Trust using funds in the Pre-Funding Account pursuant to Section 2.08, such Mortgage Assets being identified on the Schedule of Mortgage Assets attached to the Additional Transfer Agreement.

            "Additional Transfer Agreement": Each Additional Transfer Agreement executed by the Trustee and the Depositor substantially in the form of Exhibit N hereto, by which Additional Mortgage Assets are purchased by the Trust.

            "Additional Transfer Date": The date specified in each Additional Transfer Agreement.

            "Adjustable-Rate Mortgage Asset": A Mortgage Asset which has a rate at which interest accrues that adjusts based on the Index plus a related Gross Margin, as set forth and subject to the limitations in the related Note.

            "Adjustment Date": With respect to each Adjustable-Rate Mortgage Asset, each adjustment date on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Asset changes pursuant to the related Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Asset is set forth in the Schedule of Mortgage Assets.

            "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

            "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

            "Agreement":   This  Pooling  and  Servicing   Agreement  and  all
amendments and supplements hereto.

            "Applicable Regulations": As to any Mortgage Asset, all federal, state and local laws, statutes, rules and regulations applicable thereto.

            "Applied Realized Loss Amount": With respect to each Distribution Date, the allocation to the Certificates of the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after giving effect to all distributions on such Distribution Date) over (b) the Pool Balance as of the end of the related Collection Period.

            "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

            "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (1) collections on the related Mortgage Assets during the Collection Period immediately preceding such Distribution Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period, (2) any net reinvestment income earned on funds described in clause (1) above, from the date two business days prior to the preceding Distribution Date (in the case of the first Distribution Date, from the closing date) to the date two business days prior to such Distribution Date, (3) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Asset, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges) in respect of the Mortgage Assets during the related Prepayment Period, (4) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such Distribution Date, (5) any Reimbursement Amount deposited into the Collection Account during the related Prepayment Period, (6) any deposits made by the trustee into the Collection Account on such Distribution Date from the Capitalized Interest Account to cover any Capitalized Interest Shortfalls, (7) any Pre-Funding Earnings and (8) with respect to the first Distribution Date following the end of the Pre-Funding Period, any amounts deposited into the Collection Account from the Pre-Funding Account (exclusive of any Pre-Funding Earnings) over (ii) the sum of (1) amounts reimbursable or payable to the Servicers pursuant to Sections 3.05 or 6.03, (2) amounts reimbursable or payable to the Trustee pursuant to Section 8.05 (other than Trustee Fees) or Section 9.01(c), (3) Stayed Funds, (4) the Servicing Fee and
(5) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

            "Bankruptcy  Code":   Title 11  of  the  United  States  Code,  as
amended.

            "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates shall be Book-Entry Certificates.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Florida, the State of Texas or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

            "Capitalized  Interest  Account":   The  account  established  and
maintained pursuant to Section 3.22.

            "Capitalized Interest Amount": The amount to be paid by the Depositor to the Trustee for deposit into the Capitalized Interest Account on the Closing Date pursuant to Section 3.22, which amount is $[____________].

            "Capitalized Interest Shortfall": With respect to any Distribution Date through and including the Distribution Date immediately following the end of the Pre-Funding Period, (A) the product of (a) a fraction, the numerator of which is the balance of the Pre-Funding Account as of such Distribution Date and the denominator of which is the sum of (i) the aggregate Principal Balance of the Initial Mortgage Assets as of the Cut-Off Date, (ii) the Aggregate Principal Balance of any Additional Mortgage Assets purchased by the Trust from the Depositor on the Closing Date with funds from the Pre-Funding Account and (iii) the amount of any funds on deposit in the Pre-Funding Account on the Closing Date after the purchase of any Additional Mortgage Assets and (b) the aggregate Interest Accrual Amount for the Certificates for the related Interest Accrual Period plus the Servicing Fee and Trustee Fee, minus (B) any Pre-Funding Earnings for such Collection Period.

            "Certificate":  Any Regular Certificate or Class R Certificate.

            "Certificate Custodian": Initially,  [______________];  thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            "Certificate    Owner":    With   respect   to   each   Book-Entry
Certificate, any beneficial owner thereof.

            "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class CE and Class R Certificates) and any Distribution Date, the Original Class Certificate Principal Balance reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto. The Class CE and Class R Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than a Class CE or Class R Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class R Certificate for any purpose hereof.

            "Certification":  As defined in Section 3.31(b) hereof.

            "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

            "Class A Certificate": Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibits A-1 and A-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class A Certificateholders": Collectively, the Holders of the Class A Certificates.

            "Class CE Certificates": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class CE Distributable Amount": With respect to any Distribution Date, the amounts distributable on the REMIC 4 Components for such Distribution Date remaining after the distributions in Section 4.02(b)(i)-(xii).

            "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1 and Exhibit B-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

            "Class M-1 Applied Realized Loss Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

            "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of [___]% and the Cut-off Date Aggregate Principal Balance.

            "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (iv) hereof, in each case for such Distribution Date.

            "Class M-2 Applied Realized Loss Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount as of such Distribution Date.

            "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of [___]% and the Cut-off Date Aggregate Principal Balance.

            "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (vii) hereof, in each case for such Distribution Date.

            "Class B Applied Realized Loss Amount": As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the related Applied Realized Loss Amount as of such Distribution Date.

            "Class B Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the

Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [____]% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of [___]% and the Cut-off Date Aggregate Principal Balance.

            "Class B Realized Loss Amortization Amount": As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (x) hereof, in each case for such Distribution Date.

            "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-2 and evidencing the ownership of the Residual Interest in each of Upper-Tier REMIC and Lower-Tier REMIC. The Class R Certificate represents the ownership of the Class R-1 Interest and Class R-2 Interest.

                  "Class R-1 Interest": The uncertificated residual interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated residual interest in REMIC 2.

                  "Class R-3 Interest": The uncertificated residual interest in REMIC 3.

                  "Class R-4 Interest": The uncertificated residual interest in REMIC 4.

            "Class T1-1 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-1 Principal Amount and bears interest at the Pool Cap.

            "Class T1-1 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 98% of the Pool Balance minus the Remaining Initial Overcollateralization Amount.

            "Class T1-2 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-2 Principal Amount and bears interest at the Pool Cap.

            "Class T1-2 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 1% of the excess of (a) the excess of (i) the Pool Balance over
(ii) the Remaining Initial Overcollateralization Amount over (b) the Subsequent Overcollateralization Amount.

            "Class T1-3 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-3 Principal Amount and bears interest at the Pool Cap.

            "Class T1-3 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 1% of the sum of (a) the excess of (i) the Pool Balance over
(ii) the Remaining Initial Overcollateralization Amount and (b) the Subsequent Overcollateralization Amount.

            "Class T1-4 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-4 Principal Amount and bears interest at the Pool Cap.

            "Class T1-4 Principal Amount": As of any Distribution Date, an amount equal to (a) the Initial Overcollateralization Amount minus (b) any principal payments and Realized Losses and accreted interest allocated to the Class T1-4 Interest as set forth in Section 4.08(d).

            "Class T2-1 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-1 Principal Amount and bears interest at the REMIC 2 Pass-Through Rate.

            "Class T2-2 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-2 Principal Amount and bears interest at the REMIC 2 Pass-Through Rate.

            "Class T2-3 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-3 Principal Amount and bears interest at the REMIC 2 Pass-Through Rate.

            "Class T2-4 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-4 Principal Amount and bears interest at the Pool Cap.

            "Class T2-11 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-1 Principal Amount and bears interest at (a) the Pool Cap minus (b) the REMIC 2 Pass-Through Rate.

            "Class T2-12 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-2 Principal Amount and bears interest at (a) the Pool Cap minus (b) the REMIC 2 Pass-Through Rate.

            "Class T2-13 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-3 Principal Amount and bears interest at (a) the Pool Cap minus (b) the REMIC 2 Pass-Through Rate.

            "Class T3-A1 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to (a) the Certificate Principal Balance of the Class A-1 Certificates minus (b) the principal balance of the Class T3-101 Interest and bears interest at the Pool Cap.

            "Class T3-A2 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to (a) the Certificate Principal Balance of the

Class A-2 Certificates minus (b) the principal balance of the Class T3-102 Interest and bears interest at the Pool Cap.

            "Class T3-M1 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at the Pool Cap.

            "Class T3-M2 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at the Pool Cap.

            "Class T3-B Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class B Certificates and bears interest at the Pool Cap.

            "Class T3-4 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Class T1-4 Principal Amount and bears interest at the Pool Cap.

            "Class T3-11 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T1-1 Principal Amount and is entitled to all interest distributions on the Class T2-11 Interest.

            "Class T3-12 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T1-2 Principal Amount and is entitled to all interest distributions on the Class T2-12 Interest.

            "Class T3-13 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T1-3 Principal Amount and is entitled to all interest distributions on the Class T2-13 Interest.

            "Class T4-A1 Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class A-1 Certificates that has a principal balance equal to the Certificate Principal Balance of the Class A-1 Certificates and bears interest at the Class A-1 REMIC Pass-Through Rate.

            "Class T4-A1IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class A-1 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Pool Cap over (ii) the Class A-1 REMIC Pass-Through Rate.

            "Class T4-A2 Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class A-2 Certificates that has a principal balance equal to the Certificate Principal Balance of the Class A-2 Certificates and bears interest at the Class A-2 REMIC Pass-Through Rate.

            "Class T4-A2IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class A-2 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Pool Cap over (ii) the Class A-2 REMIC Pass-Through Rate.

            "Class T4-M1 Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class M-1 Certificates that has a principal balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at the Class M-1 REMIC Pass-Through Rate.

            "Class T4-M1IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Pool Cap over (ii) the Class M-1 REMIC Pass-Through Rate.

            "Class T4-M2 Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class M-2 Certificates that has a principal balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at the Class M-2 REMIC Pass-Through Rate.

            "Class T4-M2IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Pool Cap over (ii) the Class M-2 REMIC Pass-Through Rate.

            "Class T4-B Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class B Certificates that has a principal balance equal to the Certificate Principal Balance of the Class B Certificates and bears interest at the Class B REMIC Pass-Through Rate.

            "Class T4-BIO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class B Certificates and bears interest at a rate equal to the excess, if any, of (i) the Pool Cap over (ii) the Class B REMIC Pass-Through Rate.

            "Class T4-4 Interest": A regular interest in REMIC 4 that has a principal balance equal to the Class TA-4 Principal Amount and bears interest at the Pool Cap.

            "Class T4-11 Interest": A regular interest in REMIC 4 that has a notional balance equal to the Class T1-1 Principal Amount and is entitled to all interest distributions on the Class T3-11 Interest.

            "Class T4-12 Interest": A regular interest in REMIC 4 that has a notional balance equal to the Class T1-2 Principal Amount and is entitled to all interest distributions on the Class T3-12 Interest.

            "Class T4-13 Interest": A regular interest in REMIC 4 that has a notional balance equal to the Class T1-3 Principal Amount and is entitled to all interest distributions on the Class T3-13 Interest.

            "Closing Date":  [___________], 20__.

            "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

            "Collection Account": The account or accounts created and maintained by the Servicers pursuant to Section 3.04, which shall be entitled "Collection Account, Mid-State Homes, Inc. and Walter Mortgage Company, as Servicers for the Trust under the Pooling and Servicing Agreement dated as of [________], 20 among Mid-State Capital Corporation, as Depositor, Mid-State Homes, Inc., as a Servicer, Walter Mortgage Company, as a Servicer, and [________________], as Trustee, in trust for registered Holders of MSCC 20__-[___] Trust, MSCC Pass-Through Certificates, Series 20__-[__]," and which must be an Eligible Account.

            "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

            "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at [________________________] or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicers.

            "Corresponding Classes": With respect to REMIC 3 and REMIC 4, the following Classes shall be Corresponding Classes:

-------------------------------------------------------------------------------

Corresponding REMIC 3 Classes            Corresponding REMIC 4 Classes
-------------------------------------------------------------------------------

T3-A1                                    T4-A1 and T4-A1IO, in the aggregate
-------------------------------------------------------------------------------

T3-A2                                    T4-A2 and T4-A2IO, in the aggregate
-------------------------------------------------------------------------------

T3-M1                                    T4-M1 and T4-M1IO, in the aggregate
-------------------------------------------------------------------------------

T3-M2                                    T4-M2 and T4-M2IO, in the aggregate
-------------------------------------------------------------------------------

T3-B                                     T4-B and T4-BIO, in the aggregate
-------------------------------------------------------------------------------

T3-4                                     T4-4
-------------------------------------------------------------------------------

            "Coupon Rate": With respect to each Mortgage Asset, the annual rate at which finance charges accrue on such Mortgage Asset from time to time in accordance with the provisions of the related Note, which rate (i) in the case of each Fixed-Rate Mortgage Asset shall remain constant at the rate set forth in the Schedule of Mortgage Assets as the Coupon Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Asset (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Schedule of Mortgage Assets as the Coupon Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Note, of the Index, determined as set forth in the related Note, plus the related Gross Margin subject to the limitations set forth in the related Note. With respect to each Mortgage Asset that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Asset became an REO Property.

            "Cut-off Date":  [_________], 20  .

            "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Assets.

            "Cut-off Date Principal Balance": With respect to any Mortgage Asset, the unpaid principal balance thereof as of the Cut-off Date after application of funds received on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Asset).

            "Debt Service Reduction": With respect to any Mortgage Asset, a reduction in the scheduled Monthly Payment for such Mortgage Asset by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

            "Defective Mortgage Asset": A Mortgage Asset replaced or to be replaced by one or more Eligible Substitute Mortgage Assets.

            "Deficient Valuation": With respect to any Mortgage Asset, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Asset, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates":  As defined in Section 5.02(c) hereof.

            "Delinquent": Any Mortgage Asset with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Asset.

            "Depositor":    Mid-State   Capital   Corporation,    a   Delaware
corporation, or any successor in interest.

            "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Servicers under this Agreement) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicers under this Agreement) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in the Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

            "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "Distribution Account, [______________], as Trustee, in trust for the registered Holders of MSCC 20__-[___] Trust, MSCC Pass-Through Certificates, Series 20__ -[___]" and which must be an Eligible Account.

            "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in [_______] 20 .

            "Distribution Date Statement": As defined in Section 4.06(a) hereof.

            "Due Date": With respect to each Mortgage Asset and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Asset was due, exclusive of any grace period.

            "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "[___]" by [___] and "[___]" by [___] (or comparable ratings if [___] and [___] are not the Rating Agencies) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

            "Eligible Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicers, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of [___] and [___] and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

            (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated [__] or higher by [__] and [___], provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and
                  (C) be delivered to
                  the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds registered under the Investment Company Act of 1940 (including funds managed or advised by the Trustee or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category; and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            "Eligible Substitute Mortgage Asset": A mortgage asset substituted for a Defective Mortgage Asset pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Defective Mortgage Asset as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Coupon Rate, with respect to a Fixed-Rate Mortgage Asset, not less than the Coupon Rate of the Defective Mortgage Asset and not more than 1% in excess of the Coupon Rate of such Defective Mortgage Asset, (iii) have the same Due Date as the Defective Mortgage Asset; (iv) if an Adjustable-Rate Mortgage Asset, have a Maximum Coupon Rate not less than the Maximum Coupon Rate for the Defective Mortgage Asset, (v) if an Adjustable-Rate Mortgage Asset, have a Minimum Coupon Rate not less than the Minimum Coupon Rate of the Defective Mortgage Asset, (vi) if an Adjustable-Rate Mortgage Asset, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Asset, (vii) if an Adjustable-Rate Mortgage Asset, have the same Index as the Defective Mortgage Asset, (viii) if an Adjustable-Rate Mortgage Asset, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Asset, an Eligible Substitute Mortgage Asset must have all Adjustment Dates occurring during the same Interest Accrual Period during which Adjustment Dates occur with respect to the substituted Mortgage Asset, (ix) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Asset, (x) be current as of the date of substitution, (xi) in the case of a Defective Mortgage Asset that is a Mortgage Loan, have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Asset as of such date, (xii) have been underwritten or reunderwritten in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Asset, (xiii) have the same lien priority as the Defective Mortgage Asset and (xiv) conform to each representation and warranty set forth in Section 2.04 hereof. In the event that one or more mortgage assets are substituted for one or more Defective Mortgage Assets, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Coupon Rates described in clause (ii) hereof shall be determined on the basis of weighted average Coupon Rates, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios for Defective Mortgage Assets that are Mortgage Loans described in clause (xi) hereof shall be satisfied as to each such mortgage asset and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Eligible Substitute Mortgage Asset or in the aggregate, as the case may be. Any Defective Mortgage Asset that is a Mortgage Loan or Account must be replaced by an Eligible Substitute Mortgage Asset that will be a Mortgage Loan or Account, as applicable.

      "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

      "ERISA-Restricted Certificates": Any of the Class CE and Class R Certificates.

      "Escrow Account": The Eligible Account or Eligible Accounts created and maintained pursuant to Section 3.06.

      "Escrow Payments": The amounts constituting taxes, assessments, mortgage insurance premiums, fire, flood and hazard insurance premiums and other payments required to be escrowed by the Obligor pursuant to any Mortgage Asset.

      "Estate in Real Property": A fee simple estate in a parcel of real property.

      "Exchange Act": The Securities Exchange Act of 1934, as amended.

      "Expense Fee Rate": The sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

      "Extended Period": As defined in Section 9.04(b).

      "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and
(y) the Overcollateralization Deficiency for such Distribution Date.

      "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

      "Fidelity Bond": Shall have the meaning assigned thereto in Section 3.12.

      "Final Recovery Determination": With respect to any defaulted Mortgage Asset or any REO Property (other than a Mortgage Asset or REO Property (i) purchased by the Seller pursuant to or as contemplated by Section 2.03, (ii) purchased by a Servicer pursuant to Section 3.16 or (iii) purchased by the Servicers pursuant to Section 10.01), a determination made by the applicable Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicers shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

      "Fixed-Rate Mortgage Asset": A Mortgage Asset which has a constant annual rate at which interest accrues in accordance with the provisions of the related Note.

      "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

      "Form 10-K": As defined in Section 3.31(a) hereof.

      "Gross Margin": With respect to each Adjustable-Rate Mortgage Asset, the fixed percentage set forth in the related Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Note used to determine the Coupon Rate for such Mortgage Asset.

      "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicers and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicers or any Affiliate thereof, and (iii) is not connected with the Depositor or the Servicers or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicers or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicers or any Affiliate thereof, as the case may be.

      "Independent Contractor": Either (i) any Person (other than the Servicers) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicers) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

      "Index": With respect to each Adjustable-Rate Mortgage Asset and with respect to each related Adjustment Date, the index as specified in the related Note.

      "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class CE or Class R Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

      "Initial Mortgage Asset": Any of the Mortgage Assets transferred and assigned to the Trustee pursuant to Section 2.01 or substituted pursuant to
Section 2.03 and held as a part of the Trust Fund, the Mortgage Assets so held being identified in the Schedule of Mortgage Assets.

      "Initial Overcollateralization Amount": $[________].

      "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Asset, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Obligor in accordance with the Servicers' procedures, subject to the terms and conditions of the related Note and Mortgage.

      "Interest Accrual Period": With respect to any Distribution Date and the Offered Certificates, the period from and including the first day of each month, commencing [_______] 1, 20__, to and including the last day of such month.

      "Interest Carry Forward Amount": For any Class of Certificates (other than the Class CE and Class R Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and
(b) interest on such excess at the applicable Pass-Through Rate on the basis of 360-day year consisting of twelve 30-day months.

      "Interest Percentage": With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date, without regard to Relief Act Interest Shortfalls.

      "Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) all finance charges due and collected with respect to the related Collection Period on the Mortgage Assets received by the Servicers on or prior to the Determination Date for such Distribution Date (less the Servicing Fee, amounts available for reimbursement of Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03),
(ii) the portion of any payment in connection with any Principal Prepayment, substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to finance charges with respect to such Mortgage Assets received during the related Prepayment Period and (iii) the portion of any Reimbursement Amount relating to such Mortgage Assets received during the related Prepayment Period.

      "Late Collections": With respect to any Mortgage Asset, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

      "Liquidated Mortgage Asset": As to any Distribution Date, any defaulted Mortgage Asset in respect of which the applicable Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Asset or disposition of the related REO Property have been recovered.

            "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the applicable Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) the liquidation of a defaulted Mortgage Asset by means of a trustee's sale, foreclosure sale or otherwise.

      "Liquidation Report": The report with respect to a Liquidated Mortgage Asset in such form as is agreed to by the Servicers and the Trustee listing (i) the sale price of the related Mortgaged Property or amount of the REO Disposition, (ii) the amount of any Realized Loss (or gain) with respect to such Liquidated Mortgage Asset, (iii) the expenses relating to the liquidation of such Liquidated Mortgage Asset and (iv) such other information as is agreed to by the Servicers and the Trustee.

      "Loan-to-Value Ratio": As to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan as of such date of determination and the denominator of which is the Value of the related Mortgaged Property.

      "Losses": As defined in Section 9.03.

      "Lost Note Affidavit": With respect to any Mortgage Asset as to which the original Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Note has been lost, misplaced or destroyed (together with a copy of the related Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Note) in the form of Exhibit F hereto.

      "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

      "Maximum Coupon Rate": With respect to each Adjustable-Rate Mortgage Asset, the percentage set forth in the related Note as the maximum Coupon Rate thereunder.

      "Minimum Coupon Rate": With respect to each Adjustable-Rate Mortgage Asset, the percentage set forth in the related Note as the minimum Coupon Rate thereunder.

      "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Certificates.

      "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (vi) under Section 4.01.

      "Monthly Form 8-K": As defined in Section 3.31(a) hereof.

      "Monthly Payment": With respect to any Mortgage Asset, the scheduled monthly payment of principal and accrued finance charges on such Mortgage Asset which is payable by the related Obligor from time to time under the related Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Asset and (ii) any reduction in the amount of interest collectible from the related Obligor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by a Servicer pursuant to Section 3.01; and
(c) on the assumption that all other amounts, if any, due under such Mortgage Asset are paid when due.

      "Mortgage": With respect to (i) an Account, the original mortgage, deed of trust, mechanic's lien contract or other security instrument executed by an Obligor which creates a lien on real property and improvements thereon securing a Note and (ii) a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Note.

      "Mortgage Asset": The Accounts and Mortgage Loans. "Mortgage Assets" shall include both Initial Mortgage Assets and Additional Mortgage Assets.

      "Mortgage Asset File": The documents listed in Section 2.01 pertaining to a particular Mortgage Asset and any additional documents required to be added to the Mortgage Asset File pursuant to this Agreement.

      "Mortgage Asset Pool": The pool of Mortgage Assets, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

      "Mortgage Asset Purchase Agreement": The agreement between the Seller and the Depositor, dated as of [_______], 20__, regarding the transfer of the Mortgage Assets by the Seller to or at the direction of the Depositor.

      "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03 hereof or pursuant to an Additional Transfer Agreement as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Schedule of Mortgage Assets.

      "Mortgaged Property": The underlying property securing a Mortgage Asset, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

      "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Asset or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Asset or Mortgaged Property.

      "Net Maximum Coupon Rate": With respect to any Adjustable-Rate Mortgage Asset, the applicable Maximum Coupon Rate minus the Expense Fee Rate.

      "Net Coupon Rate": With respect to any Mortgage Asset, the Coupon Rate borne by such Mortgage Asset minus the Expense Fee Rate.

      "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

      "Nonrecoverable Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Asset that, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Asset as provided herein.

      "Note": The original executed note or, with respect to an Account originated in Texas, the retail instalment contract, or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Asset.

      "Obligor": The obligor on a Note.

      "Offered Certificates": The Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates.

      "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or a principal, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicers, the Seller or the Depositor, as applicable.

      "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicers except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

      "Optional Termination Date": The first Distribution Date on which the Servicers may opt to terminate the Mortgage Asset Pool pursuant to Section 10.01.

      "Original Class Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to the Class CE and Class R Certificates, which have an Original Class Certificate Principal Balance of zero.

      "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balances of all Classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

      "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Offered Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

      "Overcollateralization Release Amount": With respect to any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date, over
(ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

      "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

      "Pass-Through Rate": With respect to each Distribution Date and Class of Certificates, the per annum rate set forth opposite such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance. With respect to each Distribution Date and any Regular Interest, the Pass-Through Rate set forth in the definition thereof.

            "Paying   Agent":   Any  paying   agent   appointed   pursuant  to
Section 5.05.

      "Percentage Interest": With respect to any Certificate (other than a Class CE or Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class CE Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for such Class totals 100%. With respect to the Class R Certificate, 100%.

      "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Asset and any Adjustment Date therefor, the fixed percentage set forth in the related Note, which is the maximum amount by which the Coupon Rate for such Mortgage Asset may increase or decrease (without regard to the Maximum Coupon Rate or the Minimum Coupon Rate) on such Adjustment Date from the Coupon Rate in effect immediately prior to such Adjustment Date.

      "Permitted Transferee": Any transferee of a Class R Certificate other than a Disqualified Organization, a non-U.S. Person or a U.S. Person with respect to whom income on the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

      "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

      "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Assets.

      "Pool Cap": The Weighted Average Net Coupon Rate.

      "Pre-Funded Amount": With respect to any date, the amount on deposit in the Pre-Funding Account as of such date (net of any reinvestment earnings thereon).

      "Pre-Funding Account": The account established and maintained pursuant to
Section 3.22.

      "Pre-Funding Earnings": With respect to each Distribution Date, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from the preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) to the current Distribution Date.

      "Pre-Funding Period": The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000 or (b) the close of business on [________], 20__.

      "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicers from an Obligor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Note.

      "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Asset that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Servicers to reduce the outstanding Principal Balance of such Mortgage Asset on a date preceding the related Due Date, an amount equal to interest at the applicable Coupon Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

      "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

      "Principal Balance": As to any Mortgage Asset and any day, other than a Liquidated Mortgage Asset, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Asset, (ii) any Deficient Valuation and (iii) any principal reduction resulting from a Servicer Modification. For purposes of this definition, a Liquidated Mortgage Asset shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Asset as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Asset immediately prior to such Mortgage Asset becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

      "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the Principal Remittance Amount minus, for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

      "Principal Prepayment": Any payment of principal made by the Obligor on a Mortgage Asset which is received in advance of its scheduled Due Date and which is not accompanied by an amount of finance charges representing the full amount of scheduled finance charges due on any Due Date in any month or months subsequent to the month of prepayment.

      "Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of: (i) each payment of principal on a Mortgage Asset due during the related Collection Period and received by the Servicers on or prior to the related Determination Date, (ii) all full and partial Principal Prepayments received by the Servicers during the related Prepayment Period, (iii) Insurance Proceeds and Net Liquidation Proceeds allocable to principal actually collected by the Servicers during the related Prepayment Period, (iv) with respect to Defective Mortgage Assets repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received during the related Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal.

      "Private Certificates": Any of the Class CE and Class R Certificates.

      "Prospectus Supplement": That certain Prospectus Supplement dated [________], 20__ relating to the public offering of the Offered Certificates.

      "Purchase Price": With respect to any Mortgage Asset or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of
(x) a Mortgage Asset, accrued finance charges on such Principal Balance at the applicable Coupon Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Obligor, which payment had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, its fair market value, determined in good faith by the Servicers, (iii) any unreimbursed Servicing Advances and any unpaid Servicing Fees allocable to such Mortgage Asset or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Asset or REO Property pursuant to Section 3.13, (v) in the case of a Mortgage Asset required to be purchased pursuant to
Section 2.03, expenses reasonably incurred or to be incurred by the Servicers or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Asset required to be purchased by the Depositor in accordance with Section 2.03 due to a breach of the Depositor's representation in Section 2.04(xiii) hereof, all costs and damages reasonably incurred by the Trust in connection with any violation of such Mortgage Asset of any predatory or abusive lending law.

      "Rating Agency or Rating Agencies": [___] and [___], or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers.

      "Realized Loss": With respect to a Liquidated Mortgage Asset, the amount by which the remaining unpaid principal balance of the Mortgage Asset exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Asset. With respect to any Mortgage Asset, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer Modification.

      "Realized Loss Amortization Amount": Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount and the Class B Realized Loss Amortization Amount.

      "Record Date": With respect to all of the Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

      "Regular Certificate": Any of the Offered Certificates and the Class CE Certificates.

      "Reimbursement Amount": As defined in Section 2.03.

      "Related Documents": With respect to any Mortgage Asset, the related Notes, Mortgages and other related documents.

      "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

      "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Asset with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state laws, the amount by which (i) interest collectible on such Mortgage Asset during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Asset at the Coupon Rate for such Mortgage Asset before giving effect to the application of the Relief Act or similar state laws.

      "Remaining Initial Overcollateralization Amount": As of any Distribution Date, an amount equal to (a) the Initial Overcollateralization Amount minus (b) the sum of (i) any Overcollateralization Release Amounts distributed and (ii) Realized Losses allocated to the Class T1-4 Interest.

      "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      "REMIC 1 Regular Interests": Class T1-1 Interest, Class T1-2 Interest, Class T1-3 Interest and Class T1-4 Interest.

      "REMIC 2 Pass-Through Rate": With respect to any Distribution Date, a rate obtained by dividing (A) the product of (i) 2 times (ii) the Pool Cap times
(iii) the Class T1-2 Principal Amount by (B) the sum of (x) the Class T1-2 Principal Amount and (y) the Class T1-3 Principal Amount, such principal balances being determined before any reductions of principal balance or allocation of Realized Losses made on such Distribution Date.

      "REMIC 2 Regular Interests": Class T2-1 Interest, Class T2-2 Interest, Class T2-3 Interest, Class T2-4 Interest, Class T2-11 Interest, Class T2-12 Interest and Class T2-13 Interest.

      "REMIC 3 Regular Interests": The Class T3-A1 Interest, Class T3-A2 Interest, Class T3-M1 Interest, Class T3-M2 Interest, Class T3-B Interest, Class T3-4 Interest, Class T3-11 Interest, Class T3-12 Interest and Class T3-13 Interest.

      "REMIC 4 Components": The Class T4-4, Class T4-11, Class T4-12, Class T4-13, Class T4-A1IO, Class T4-A2IO, Class T4-M1IO, Class T4-M2IO and Class T4-BIO. Each of the REMIC 4 Components represents a regular interest in REMIC 4.

      "REMIC 4 Regular Interests": The Class T4-A1 Interest, Class T4-A2 Interest, Class T4-M1 Interest, Class T4-M2 Interest, Class T4-B Interest and the REMIC 4 Components.

      "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Interest": As defined in the Preliminary Statement.

      "Remittance Report": A report prepared by the Servicers and delivered to the Trustee pursuant to Section 4.07, containing the information agreed upon by the Servicers and the Trustee.

      "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

      "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

      "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Assets and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicers pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Asset and unreimbursed Servicing Advances in respect of such REO Property or the related Mortgage Asset.

      "REO Property": A Mortgaged Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in
Section 3.13.

      "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

      "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a manufactured home, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

      "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

      "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

      "Schedule of Mortgage Assets": As of any date with respect to the Mortgage Assets, the lists of such Mortgage Assets included in the Trust Fund on such date attached hereto as Exhibit D. The Schedule of Mortgage Assets shall set forth the following information with respect to each Mortgage Asset:

            (1)   the Mortgage Asset identifying number;

            (2)   the zip code of the Mortgaged Property;

            (3)   the first payment date;

            (4)   the stated maturity date;

            (5)   the stated remaining months to maturity;

            (6)   the original principal amount of the Mortgage Asset;

            (7) the Principal Balance of each Mortgage Asset as of the Cut-off Date;

            (8)   the Coupon Rate of the Mortgage Asset as of the Cut-off Date;

            (9)   the Monthly Payment of the Mortgage Asset as of the Cut-off
                  Date;

            (10) with respect to each Mortgage Loan, the Loan-to-Value Ratio at origination;

            (11) a code indicating the performance status of the Mortgage Asset as of the Cut-off Date;

            (12) a code indicating the Index that is associated with any Adjustable-Rate Mortgage Asset;

            (13)  the Gross Margin of any Adjustable-Rate Mortgage Asset;

            (14)  the Periodic Rate Cap of any Adjustable-Rate Mortgage Asset;

            (15)  the Minimum Coupon Rate of any Adjustable-Rate Mortgage Asset;

            (16)  the Maximum Coupon Rate of any Adjustable-Rate Mortgage Asset;

            (17) the first Adjustment Date of any Adjustable-Rate Mortgage Asset immediately following the Cut-off Date;

            (18) the rate adjustment frequency of any Adjustable-Rate Mortgage Asset; and

            (19) the payment adjustment frequency of any Adjustable-Rate Mortgage Asset.

      The Schedule of Mortgage Assets shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Assets in the aggregate, for the Fixed-Rate Mortgage Assets and for the Adjustable-Rate Mortgage Assets:
(1) the number of Mortgage Assets; (2) the current Principal Balance of the Mortgage Assets; (3) the weighted average Coupon Rate of the Mortgage Assets; and (4) the weighted average maturity of the Mortgage Assets. The Schedule of Mortgage Assets shall be amended from time to time in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Asset or Additional Mortgage Asset, Cut-off Date shall refer to the applicable date of substitution or purchase.

      "Seller": Mid-State Trust IX, or its successor in interest, in its capacity as seller under the Mortgage Asset Purchase Agreement.

      "Senior Certificates": The Class A-1 and Class A-2 Certificates.

      "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balances of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

      "Senior Principal Distribution Amount": For any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (x) the Principal Distribution Amount and (y) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [___]% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) [___]% and (ii) the Cut-off Date Aggregate Principal Balance.

      "Senior Specified Enhancement Percentage": On any date of determination thereof, [___]%.

      "Servicer Event of Termination": One or more of the events described in
Section 7.01.

      "Servicer Modification": A modification to the terms of a Mortgage Asset, in accordance with the terms of Section 3.01, as to which the Obligor is in default or as to which, in the judgment of a Servicer, default is reasonably foreseeable.

      "Servicer Remittance Date": With respect to any Distribution Date, one Business Day prior to such Distribution Date.

      "Servicers": Mid-State Homes, Inc., a Florida corporation, and Walter Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in their capacities as Servicers hereunder.

      "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicers (including reasonable attorneys' fees and disbursements) in the performance of their servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.01, 3.08 and 3.10.

      "Servicing Fee": With respect to each Mortgage Asset (including each REO Property) and for any calendar month, an amount equal to one month's finance charges (or in the event of any payment of finance charges which accompanies a Principal Prepayment in full made by the Obligor during such calendar month, finance charges for the number of days covered by such payment of finance charges) at the Servicing Fee Rate on the same principal amount on which finance charges on such Mortgage Asset accrue for such calendar month.

      "Servicing Fee Rate": With respect to each Mortgage Asset, [___]% per annum.

      "Servicing Officer": Any officer of a Servicer involved in, or responsible for, the administration and servicing of Mortgage Asset, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

      "Servicing Standard": The standards set forth in Section 3.01.

      "Startup Day": As defined in Section 9.01(b) hereof.

      "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by a Servicer because such Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

      "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in [______] 20 and (y) the Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

      "Subordinated Certificates": The Class M-1, Class M-2, Class B, Class CE and Class R Certificates.

      "Subsequent Overcollateralization Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to the excess, if any, of (a) the Pool Balance over (b) the sum of (i) the Certificate Principal Balance of each Class of Offered Certificates and (ii) the Remaining Initial Overcollateralization Amount.

      "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

      "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, [___]% of the Cut-off Date Aggregate Principal Balance and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) [___]% of the Pool Balance as of the last day of the related Collection Period and (B) [___]% of the Cut-off Date Aggregate Principal Balance and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

      "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

      "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the two REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

      "Termination Price": As defined in Section 10.01(a) hereof.

      "Trigger Event": With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Mortgage Assets equals or exceeds [___]% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the Cut-off Date Aggregate Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

           Distribution Date Occurring        In Percentage

            [_______] through [_______]              %
            [_______] through [_______]              %
            [_______] through [_______]              %
            [_______] and thereafter                 %

      "Trust": MSCC 20__ -[___] Trust, the trust created hereunder.

      "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Assets as from time to time are subject to this Agreement, together with the Mortgage Asset Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Assets under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Asset Purchase Agreement (including any security interest created thereby) and (v) the Collection Account and the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Pre-Funding Account and the Capitalized Interest Account will not be assets of any of the two REMICs, but will be beneficially owned by the Depositor for federal income tax purposes.

      "Trustee": [______________], a [______________], or any successor Trustee appointed as herein provided.

      "Trustee Fee": With respect to any Distribution Date, the product of (x) one-twelfth of the Trustee Fee Rate and (y) the aggregate of the Principal Balances of all Mortgage Assets as of the opening of business on the first day of the related Collection Period.

      "Trustee Fee Rate": With respect to any Distribution Date, [___]% per annum.

      "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the

United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person.

      "Unpaid Realized Loss Amount": For any Class M-1, Class M-2 and Class B Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts applied with respect to such Class for all prior Distribution Dates over (y) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

      "Value": With respect to any Mortgaged Property, the lesser of (a) the valuation prepared by a field representative of the originator or an independent appraiser at origination or acquisition of such loan and (b) the sales price for such property.

      "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates shall be 99%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of a Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded. 1% of all the Voting Rights will be allocated to the Holders of the Class CE Certificates. The Class R Certificates shall have no Voting Rights.

      "Weighted Average Net Coupon Rate": The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-Off Date) of the Net Coupon Rates of the Mortgage Assets, expressed for each such Mortgage Asset as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

      "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

Section 1.02  Accounting.

      Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE AssetS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Assets.

            The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Initial Mortgage Asset listed in the Schedule of Mortgage Assets, including the related Cut-off Date Principal Balance, all finance charges accruing thereon after the Cut-off Date and all collections in respect of finance charges and principal due after the Cut-off Date, (ii) all Additional Mortgage Assets added to the Schedule of Mortgage Assets as delivered from time to time, including the related Principal Balance as of the applicable Additional Transfer Date, all finance charges accruing thereon after the applicable Additional Transfer Date and all collections in respect of finance charges and principal due after the applicable Additional Transfer Date; (iii) property which secured each such Mortgage Asset and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Mortgage Assets; (v) all other assets included or to be included in the Trust Fund; (vi) all proceeds of any of the foregoing; and (vii) the rights of the Depositor under the Mortgage Asset Purchase Agreement. Such assignment includes all finance charges and principal due to the Depositor or the Servicers after the Cut-off Date or Additional Transfer Date, as applicable, with respect to the Mortgage Assets.

            In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee, or its designated agent, the following documents or instruments with respect to each Mortgage Asset (a "Mortgage Asset File") so transferred and assigned:

            (i) the original Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of [______________________], as Trustee under the Pooling and Servicing Agreement, dated as of [______], 20__, among Mid-State Capital Corporation, Mid-State Homes, Inc., Walter Mortgage Company and [_______________________], MSCC Pass-Through Certificates,
                  Series 20 -[___], without recourse," or with respect to any lost Note, an original Lost Note Affidavit, together with a copy of the related Note;

            (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

            (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "[______________________], as
                  Trustee under the Pooling and Servicing Agreement, dated as of [______], 20__, among Mid-State Capital Corporation, Mid-State Homes, Inc., Walter Mortgage Company and [_______________________], MSCC Pass-Through Certificates,
                  Series 20 -[___], without recourse";

            (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

            (v) in the case of each Account, the building or instalment sale contract relating to such Account; and

            (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

            If any of the documents referred to in Section 2.01(ii), (iii) or
(iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage Asset File received with respect to any Mortgage Asset, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Asset.

            Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Depositor shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee. If the Depositor does not cure such defect or deliver such missing document within such time period, the Depositor shall either repurchase or substitute for such Mortgage Asset in accordance with Section 2.03.

            The Depositor shall cause the Assignments of Mortgage which were delivered in blank to be completed. In the event that any Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Depositor shall cause to be completed such endorsements "Pay to the order of [______________________], as Trustee under the Pooling and Servicing Agreement, dated as of [______], 20__, among Mid-State Capital Corporation,

Mid-State Homes, Inc., Walter Mortgage Company and [_______________________], MSCC Pass-Through Certificates, Series 20__-[___], without recourse."

            The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Asset Purchase Agreement.

            Section 2.02   Acceptance by Trustee.

            The Trustee acknowledges the receipt of, subject to the provisions of Section 2.01, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage Asset File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

            Upon the discovery by the Depositor, the Trustee or the Servicers (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Depositor in
Section 2.04 below in respect of any Mortgage Asset which materially adversely affects such Mortgage Asset or the interests of the related Certificateholders in such Mortgage Asset, the party discovering such breach shall give prompt written notice to the other parties.

            The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Assets and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Assets and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

            Section 2.03 Repurchase or Substitution of Mortgage Assets by the Depositor.


            (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage Asset File or of the breach by the Depositor of any representation or warranty in Section
2.04 below in respect of any Mortgage Asset which materially adversely affects the value of such Mortgage Asset or the interest therein of the Certificateholders, the Trustee shall promptly notify the Depositor and the Servicers of such defect, missing document or breach and request that, in the case of a defective or missing document, the Depositor cure such defect or deliver such missing document within 120 days from the date the Depositor was notified of such missing document or defect or, in the case of a beach of a representation or warranty, request the Depositor cure such breach within 90 days from the date the Depositor was notified of such breach. If the Depositor does not deliver such missing document or cure such defect or such breach in all material respects during such period, the Trustee shall enforce the Depositor's obligation and cause the Depositor to repurchase such Mortgage Asset from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(d)). The Purchase Price for the repurchased Mortgage Asset shall be deposited in the Collection Account, and the Trustee, upon receipt of written notice from the applicable Servicer of such deposit, shall release to the Depositor the related Mortgage Asset File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Asset released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage Asset File. In lieu of repurchasing any such Mortgage Asset as provided above, the Depositor may cause such Mortgage Asset to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Asset) and substitute one or more Eligible Substitute Mortgage Assets in the manner and subject to the limitations set forth in Section 2.03(c). In addition to the foregoing, if the Purchase Price for a repurchased Mortgage Asset does not fully compensate the Trust for any costs or damages incurred by the Trust in connection with a breach of the Depositor's representation set forth in Section 2.04(xiii) below with respect to such repurchased Mortgage Asset, the Depositor shall reimburse the Trust the amount necessary to fully compensate the Trust (the "Reimbursement Amount"). The Reimbursement Amount shall be delivered to the applicable Servicer for deposit into the Collection Account within 10 days from the date the Depositor was notified by the Trustee of the Reimbursement Amount.

            With respect to the representations and warranties set forth in
Section 2.04 below that are made to the best of the Depositor's knowledge or as to which the Depositor has no knowledge, if it is discovered by the Depositor, the Servicers or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Asset or the interest therein of the Certificateholders then, notwithstanding the Depositor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            It is understood and agreed that the representations and warranties set forth in Section 2.04 below shall survive delivery of the Mortgage Asset Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Depositor set forth in this
Section 2.03(a) to cure, substitute for or repurchase a Mortgage Asset and to pay the Reimbursement Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties set forth in Section 2.04 below.

            (b) Within 90 days of the earlier of discovery by the Servicers or receipt of notice by the Servicers of the breach of any representation, warranty or covenant of the Servicers set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Asset, the applicable Servicer shall cure such breach in all material respects.

            (c) Any substitution of Eligible Substitute Mortgage Assets for Defective Mortgage Assets made pursuant to Section 2.03(a) must be effected prior to the last Business

Day that is within two years after the Closing Date. As to any Defective Mortgage Asset for which the Depositor substitutes an Eligible Substitute Mortgage Asset or Assets, such substitution shall be effected by the Depositor delivering to the Trustee for such Eligible Substitute Mortgage Asset or Assets, the Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by
Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Asset satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. Monthly Payments due with respect to Eligible Substitute Mortgage Assets in the month of substitution are not part of the Trust Fund and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Asset in the Collection Period or Prepayment Period, as applicable, preceding the date of substitution and the Depositor shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Asset. The Depositor shall amend the Schedule of Mortgage Assets to reflect the removal of such Defective Mortgage Asset from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Asset or Assets and shall deliver a copy of such amended Schedule of Mortgage Assets to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Asset or Assets shall constitute part of the Mortgage Asset Pool and shall be subject in all respects to the terms of this Agreement including all applicable representations and warranties hereof as of the date of substitution.

            For any month in which the Depositor substitutes one or more Eligible Substitute Mortgage Assets for one or more Defective Mortgage Assets, the applicable Servicer or Servicers will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Assets exceeds the aggregate, as to each such Eligible Substitute Mortgage Asset, of the principal balance thereof as of the date of substitution, together with one month's finance charges on such principal balance at the applicable Net Coupon Rate. On the date of such substitution, the Depositor will deliver or cause to be delivered to the applicable Servicer or Servicers for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Asset or Assets and notice by the applicable Servicer or Servicers of such deposit, shall release to the Depositor the related Mortgage Asset File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Asset released pursuant hereto.

            (d) Upon discovery by the Depositor, the Servicers or the Trustee that any Mortgage Asset does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Assets for the affected Mortgage Asset within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Asset. In addition, upon discovery that a Mortgage Asset is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Depositor shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor the Mortgage Asset to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Asset repurchased for breach of a representation or warranty.

            Section 2.04 Representations, Warranties and Covenants of the Depositor with Respect to the Mortgage Assets.

            The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date, the Additional Transfer Date or as of such other date specifically provided herein:

            (i) the information set forth with respect to such Mortgage Asset in the Schedule of Mortgage Assets attached hereto as Exhibit D, or attached to the applicable Additional Transfer Agreement, as applicable, is true and correct as of the date as of which such information is given;

            (ii) in the case of each Account, the related building or instalment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due have been performed;

            (iii) the mortgage asset documents have been duly executed by the related Obligor and the Mortgage has been duly executed by the Obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged;

            (iv) the Mortgage has been properly recorded as required by law. The Mortgage constitutes a valid first priority lien upon and secures title to the real property and improvements thereon described therein, which include a single family detached dwelling, and such Mortgage and the Note secured thereby are fully enforceable in accordance with their terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity (whether applied in a proceeding in law or at equity);

            (v) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Assets and has good and marketable title to each Mortgage Asset, free and clear of any and all liens, pledges, charges, claims, participation interests, mortgages, security interests or encumbrances or other interests of any nature and has full right and authority to sell and assign the same;

            (vi) all costs, fees, intangible, documentary and recording taxes and expenses incurred in making, closing, and recording each Mortgage Asset have been paid;

            (vii) no part of the Mortgaged Property purporting to secure any Note has been, or shall have been, released from the lien or security interest of the Mortgage securing such Note, except for a Mortgaged Property securing a Note which has been prepaid in full between the Cut-Off Date and the Closing Date, the amount of such prepayment received more than five days prior to the Closing Date to be deposited in the Collection Account on or before the Closing Date;

            (viii) the terms of the Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage and the interests of the Certificateholders, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Schedule of Mortgage Assets. No instrument of waiver, alteration or modification has been executed, and no Obligor has been released, in whole or in part, except, in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee and the terms of which are reflected in the Schedule of Mortgage Assets;

            (ix) Mid-State Homes, Inc., Mid-State Trust IX and the Depositor acquired title to the Mortgage Assets in good faith, for value and without notice of any adverse claim;

            (x) the Notes evidence obligations bearing a fixed or adjustable Coupon Rate and fully amortizing level monthly payments. Each Note has an original term to maturity not in excess of 30 years;

            (xi) as of the Closing Date, or as of the related Additional Transfer Date, as applicable, there is no right of rescission, setoff, defense or counterclaim to any Note or Mortgage, including both the obligation of the Obligor to pay the unpaid cash price or finance charge on such Note and the defense of usury; furthermore, neither the operation of any of the terms of the Note and the Mortgage nor the exercise of any right thereunder will render the Note or the Mortgage unenforceable, in whole or in part, or subject such Note or Mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

            (xii) there are no mechanics' liens or claims for work, labor or material (and to the best of the Depositor's knowledge, no rights or claims are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage;

            (xiii) any and all requirements of any federal, state or local law with respect to the origination and servicing of the Mortgage Assets including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Assets have been complied with, and consummation of the transactions contemplated hereby will not violate any such laws;

            (xiv) no Mortgage Asset is a "high cost" Mortgage Asset as defined under any federal, state or local laws applicable to such Mortgage Asset at the time of its origination and no Mortgage Asset originated in the State of Georgia is subject to the Georgia Fair Lending Act as in effect from October 1, 2002 through March 6, 2003;

            (xv) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated, serving and named in such Mortgage;

            (xvi) there has been no fraud, dishonesty, misrepresentation or negligence on the part of the originator in connection with the origination of any Note or in connection with the sale of the related Mortgage Asset;

            (xvii) to the best knowledge of the Depositor, except Mortgaged Properties for which Insurance Proceeds are available, each Mortgaged Property is in good condition and free of damage which materially and adversely affects the value thereof;

            (xviii) to the best knowledge of the Depositor, there is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property;

            (xix) each Mortgage Asset obligates the Obligor thereunder to maintain a hazard insurance policy in an amount at least equal to the unpaid Principal Balance of the Mortgage Asset at the Obligor's cost and expense;

            (xx) no Mortgage Asset contains provisions pursuant to which monthly payments are (1) paid or partially paid with funds deposited in any separate account established by a Servicer, the Obligor, or anyone on behalf of the Obligor, (2) paid by any source other than the Obligor or
      (3) contains any other similar provisions which may constitute a "buydown" provision. No Mortgage Asset is a graduated payment Mortgage Asset and no Mortgage Asset has a shared appreciation or other contingent interest feature;

            (xxi) the Depositor used no selection procedures that identified the Mortgage Assets as being less desirable or valuable than other comparable Mortgage Assets acquired by the Depositor;

            (xxii) the Mortgage Assets comply in all material respects to the description set forth under the heading "The Trust Fund-Total Mortgage Assets Comprising the Mortgage Collateral" in the Depositor's Prospectus Supplement, dated [________], 20__;

            (xxiii) each Mortgage Asset, at the time of its origination, conformed to the applicable originator's underwriting guidelines;

            (xxiv) the related Mortgage Asset File contains each of the documents and instruments specified;

            (xxv) each Mortgage Asset is being serviced in accordance with the applicable Servicer's servicing procedures; and

            (xxvi) other than the Mortgage Assets identified in the Depositor's Prospectus Supplement, dated [________], 20__, as 31-60 days past due, there is no default, breach, violation or event of acceleration existing under the Note or Mortgage and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

            Section 2.05 Representations, Warranties and Covenants of the Servicers.

            Each Servicer severally represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

            (i) Each Servicer (i) is a corporation, validly existing and in good standing under the laws of the State of its incorporation, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement. (ii) The execution and delivery by each Servicer of this Agreement are within the corporate power of each Servicer and have been duly authorized by all necessary corporate action on the part of each Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on each Servicer or its properties or the charter or by-laws of each Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which each Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument (or if such conflict with, breach of or default under any such indenture, mortgage, contract or other instrument exists or will exist, any remedies in respect thereof and in respect of any such related lien, charge or encumbrance have been stayed under the Bankruptcy Code).

            (iii) The execution, delivery and performance by each Servicer of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except as has been previously obtained and are in effect.

            (iv) This Agreement has been duly executed and delivered by each Servicer and constitutes a legal, valid and binding instrument enforceable against each Servicer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            (v) There are no actions, suits or proceedings pending or, to the knowledge of each Servicer, threatened or likely to be asserted against or affecting each Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement or the Indenture, or which will, if determined adversely to each Servicer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect each Servicer's ability to perform its obligations under this Agreement. Each Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents.

            (vi) Each Servicer has obtained or made all necessary consents, approvals, waivers and notifications of stockholders, creditors, lessors and other nongovernmental persons, in each case, in connection with the execution, delivery and performance of this Agreement.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Asset Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicers or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Asset or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

            Section 2.06   Representations and Warranties of the Depositor.

            The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicers as follows:

            (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

            (ii) The Depositor has not transferred the Mortgage Assets to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

            (iii) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

            (iv) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

            (v) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

            (vi) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

            (vii) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
      (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

            Section 2.07 Issuance of Certificates and the Uncertificated Regular Interests.

            The Trustee  acknowledges  the  assignment  to it of the  Mortgage
Assets and the delivery to it of the Mortgage Asset Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class CE and Class R Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class CE Certificates are issuable only in minimum Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate. The Trustee acknowledges the issuance of the uncertificated REMIC 1 Regular Interests, the uncertificated REMIC 2 Regular Interests and the uncertificated REMIC 3 Regular Interests and declares that it hold such regular interests as assets of REMIC 2, REMIC 3 and REMIC 4, respectively. The Trustee acknowledges the issuance of (i) the uncertificated REMIC 4 Components, represented by the Class CE Certificates and (ii) the uncertificated Class T4-A1, Class T4-A2, Class T4-M1, Class T4-M2 and Class T4-B Interests. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

            Section 2.08 Additional Transfers.

           (a) Subject to the satisfaction of the conditions set forth in
Article II hereof and paragraph (b) below and pursuant to the terms of the related Additional Transfer Agreement, in consideration of the Trustee's delivery on each Additional Transfer Date to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Account, the Depositor shall on such Additional Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, all of the Depositor's right, title and interest in and to each related Additional Mortgage Asset listed in the Schedule of Mortgage Assets delivered by the Depositor on such Additional Transfer Date, including (i) the related Principal Balance, all finance charges due after the related Additional Transfer Date and all collections in respect of principal received after such Additional Transfer Date; (ii) any real property that secured such Additional Mortgage Asset and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of such Additional Mortgage Asset; and (iv) all proceeds of the foregoing to the Trustee. The transfer by the Depositor to the Trustee of the Additional Mortgage Assets set forth in the Schedule of Mortgage Assets shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Depositor to the Trust. If the assignment and transfer of the Additional Mortgage Assets and the other property specified in this Section 2.08 from the Depositor to the Trust pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of each Additional Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the related Additional Mortgage Assets and all other property conveyed to the Trustee pursuant to this Section 2.08 and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law.

            (b) The Trustee shall withdraw from the Pre-Funding Account funds in an amount equal to the purchase price for the Additional Mortgage Assets so transferred to the Trust and use such cash to purchase the Additional Mortgage Assets on behalf of the Trust, along with the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to each Additional Transfer Date:

            (i) the Depositor shall have provided the Trustee with an Addition Notice, which notice shall be given not less than two Business Days prior to such Additional Transfer Date and shall designate the Additional Mortgage Assets to be sold to the Trust and the aggregate Principal Balance of such Mortgage Assets as of the Additional Transfer Date;

            (ii) the Depositor shall have deposited in the Collection Account all principal collected after such Additional Transfer Date and finance charges due after such Additional Transfer Date but collected on or before such Additional Transfer Date in respect of each Additional Mortgage Asset;

            (iii) the Depositor shall have delivered an Officer's Certificate to the Trustee confirming that, as of each Additional Transfer Date, the Depositor was not insolvent, nor would it be made insolvent by such transfer, nor was it aware of any pending insolvency of the Depositor;

            (iv) the Pre-Funding Period shall not have ended;

            (v) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Additional Transfer Agreement;

            (vi) At the end of the Pre-Funding Period, the addition of the Additional Mortgage Assets to the Trust will not cause the Mortgage Assets in the aggregate to fail to meet the following requirements: (i) no more than [___]% of the Mortgage Assets may have obligors in bankruptcy or similar proceedings; (ii) none of the Mortgage Assets may be over 60 days delinquent; (iii) no Mortgage Asset may have a remaining term to maturity less than 120 months or greater than 360 months; (iv) no Mortgage Asset may have a Coupon Rate greater than [___]% or less than [___]% and the weighted average Coupon Rate for the Mortgage Assets must be at least [___]%; (v) no more than [___]% of the Mortgage Assets may be secured by homes that have been repossessed and resold; (vi) no State may account for more than [___]% of the Mortgage Assets; (vii) units that are at least "90% complete" must account for at least [___]% of the Accounts; and
      (viii) no more than [___]% of the Mortgage Assets may be subject, at the time of purchase by the Issuer, to the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

            (vii) the Depositor shall have delivered an Officer's Certificate to the Trustee confirming that the representations and warranties of the Depositor pursuant to Section 2.04 hereof and Section 2.06 hereof are true and correct with respect to the Depositor and the Additional Mortgage Assets, as applicable, as of the Additional Transfer Date; and

            (viii) in connection with the transfer and assignment of the Additional Mortgage Assets, the Depositor shall satisfy the document delivery requirements set forth in Section 2.01 hereof.

            (c) In connection with each Additional Transfer Date and on the related Distribution Date, the Trustee shall determine (i) the amount and correct dispositions of the Capitalized Interest Requirement and Pre-Funding Earnings for such Distribution Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and Capitalized Interest Account. In the event that any amounts are released by the Trustee from the Pre-Funding Account or from the Capitalized Interest Account as a result of calculation error, the Trustee shall not be liable therefor, and the Depositor shall immediately repay such amounts to the Trustee.

            (d) The Trustee shall acknowledge receipt on each Additional Transfer Date of the Additional Mortgage Assets delivered to it on such date.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

            Section 3.01   Servicers to Act as Servicers.

            The Servicers, as independent contract servicers, shall service and administer the Mortgage Assets in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers servicing similar mortgage assets and, to the extent consistent with such terms, in the same manner in which they service and administer similar mortgage assets for their own portfolios, and shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which the Servicers may deem necessary or desirable and consistent with the terms of this Agreement (the "Servicing Standard").

            Consistent with the terms of this Agreement, the Servicers may waive, modify or vary any term of any Mortgage Asset or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in a Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicers shall not make future advances and, except as set forth in the following sentence or Section 3.03, the Servicers shall not permit any modification with respect to any Mortgage Asset that would (i) change the Coupon Rate, defer or forgive the payment thereof of any principal payments or finance charges, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Asset, (ii) affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or (iii) cause any such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. In the event that the Obligor is in default with respect to the Mortgage Asset or such default is, in the judgment of a Servicer, reasonably foreseeable, a Servicer may permit a modification of such Mortgage Asset to reduce the Principal Balance thereof and/or extend the term, but not beyond the latest maturity date of any other Mortgage Asset. Notwithstanding the foregoing, a Servicer shall not permit any modification with respect to any Mortgage Asset that would both (x) effect an exchange or reissuance of such Mortgage Asset under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, a Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Assets and with respect to the Mortgaged Property. The Servicers shall make all required Servicing Advances and shall service and administer the Mortgage Assets in accordance with Applicable Regulations, and shall provide to the Obligors any reports required to be provided to them thereby. The Trustee shall execute and deliver to a Servicer within at least fifteen (15) Business Days of receipt, upon request, any powers of attorney furnished to it by such Servicer empowering such Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate any Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Assets or the Mortgaged Properties, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as such Servicer may request, necessary or appropriate to enable such Servicer to service and administer the Mortgage Assets and carry out its duties hereunder, in each case in accordance with the Servicing Standard (and the Trustee shall have no liability for misuse of any such powers of attorney by such Servicer). Notwithstanding anything contained herein to the contrary, a Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Servicer's representative capacity, or (ii) take any action with the intent to cause, and which results in, the Trustee being registered to do business in any state.

            In servicing and administering the Mortgage Assets, the Servicers shall employ procedures including collection procedures and exercise the same care that they customarily employ and exercise in servicing and administering mortgage assets for their own account giving due consideration to accepted mortgage servicing practices of prudent mortgage servicing institutions and the Certificateholders' reliance on the Servicers.

            A Servicer shall give prompt notice to the Trustee of any action, of which a Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

            Section 3.02   Collection of Mortgage Asset Payments.

            Continuously from the date hereof until the principal and finance charges on all Mortgage Assets are paid in full or as long as the Mortgage Assets remain subject to this Agreement, the Servicers will diligently collect all payments due under each Mortgage Asset when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and Applicable Regulations, follow such collection procedures as they follow with respect to mortgage assets comparable to the Mortgage Assets and held for their own accounts. Further, the Servicers will take special care in ascertaining and estimating on escrowed Mortgage Assets annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Obligors will be sufficient to pay such charges as and when they become due and payable.

            Section 3.03   Realization Upon Defaulted Mortgage Assets.

            In the event that any payment due under any Mortgage Asset is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Mortgage Asset and such failure continues beyond any applicable grace period, a Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. With respect to any defaulted Mortgage Asset, a Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including extending the Mortgage Asset repayment date for a period of one year or reducing the Coupon Rate up to 50 basis points.

            In connection with a foreclosure or other conversion, a Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the Servicing Standards, including, without limitation, advancing funds for the payment of taxes and insurance premiums.

            Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Asset as to which a Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, a Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless a Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

            A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

            B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the applicable Servicer, subject to such Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(iii).

            If a Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then such Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, clean-up or remediation shall be advanced by such Servicer, subject to such Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(iii).


            Section 3.04   Collection Account and Distribution Account.


            (a) The Servicers shall segregate and hold all funds collected and received pursuant to each Mortgage Asset separate and apart from any of their own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

      The Servicers shall deposit in the Collection Account on a daily basis within two business days of receipt, and retain therein, the following payments and collections received after the Cut-off Date, Additional Transfer Date or date of substitution (with respect to any Eligible Substitute Mortgage Asset) with respect to the Mortgage Assets:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Assets;

            (ii) all payments on account of finance charges on the Mortgage Assets, net of the Servicing Fee;

            (iii) all Liquidation Proceeds;

            (iv) all Insurance Proceeds;

            (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Obligor in accordance with the Servicers' normal servicing procedures, the mortgage asset documents or applicable law; and

            (vi) any amounts required to be deposited by the Servicers in connection with any REO Property pursuant to Section 3.13.

            Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicers and each Servicer shall be entitled to retain and withdraw its share of such interest from the Collection Account pursuant to Section 3.05(iv). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, Prepayment Charges, assumption fees and other similar fees need not be deposited by the Servicers in the Collection Account. Amounts deposited in the Collection Account in error may be withdrawn by the applicable Servicer at any time.

            (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicers shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 1:00 p.m. New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account. Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs in accordance with the REMIC distributions set forth in Section 4.08. The Trustee shall be entitled to withdraw from the Distribution Account any amounts owing to it pursuant to Section 8.05 and Section 9.01(c) prior to the distribution of any amounts on deposit to the Certificateholders; provided, however, in the case of amounts owing to it other than the Trustee Fee, the Trustee shall provide the Depositor and the Servicers with a written account of such amounts five Business Days prior to withdrawing such funds.

            (c) Funds in the Collection Account and the Distribution Account may be invested in Eligible Investments in accordance with the provisions set forth in Section 3.25. The Servicers shall give notice to the Trustee of the location of the Collection Account or Collection Accounts maintained by them when established and prior to any change thereof. The Trustee shall give notice to the Servicers and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

            (d) In the event a Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to such Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicers shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of REMIC 1:

                  (i) any Stayed Funds, as soon as permitted by the federal
            bankruptcy court having jurisdiction in such matters;

                  (ii) any amounts required to be deposited in the Distribution
            Account by the Servicers pursuant to Sections 2.03, 3.04, 3.13, 3.15, 3.16, 3.23, 3.24, 4.07 or 10.01; and

                  (iii) any amounts required to be deposited by a Servicer
            pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from such Servicer's own funds, without reimbursement therefor.

            (e) Promptly upon receipt of any Stayed Funds, whether from a Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the applicable Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Eligible Investments with respect to funds held in the Distribution Account.

            Section 3.05   Permitted Withdrawals From the Collection Account.

            A Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

            (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

            (ii) to reimburse itself for Servicing Advances to the extent of amounts received on the related Mortgage Asset which represent payments of Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

            (iii) to reimburse itself for unreimbursed Servicing Advances to the extent that such amounts are deemed to be Nonrecoverable Advances and any unpaid Servicing Fees to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.13 hereof;

            (iv) to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

            (v) to pay to itself as servicing compensation (a) its share of any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Asset to the extent not retained pursuant to Section 3.04(ii);

            (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and
      (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

            The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event a Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Servicers shall segregate and hold all funds collected and received pursuant to each Mortgage Asset which constitute Escrow Payments separate and apart from any of their own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

            The Servicers shall deposit in the Escrow Account or Accounts on a daily basis within two Business Days of receipt, and retain therein all Escrow Payments collected on account of the Mortgage Assets, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement. The Servicers shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicers shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Obligor and, to the extent required by the related Mortgage Asset or Applicable Regulations, the Servicers shall pay interest on escrowed funds to the Obligor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 3.07   Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Servicers (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse a Servicer for any Servicing Advance made by such Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Asset which represent late payments or Late Collections of Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance, (iii) to refund to the Obligor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) to pay to a Servicer, or to the Obligor to the extent required by the related Mortgage Asset or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account or (vi) to clear and terminate the Escrow Account on the termination of this Agreement.

            In the event a Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

            Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

            The Servicers shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall use their best efforts to determine that any such payments are made by the Obligor at the time they first become due. If any such payment has not been made and a Servicer receives notice of a tax lien with respect to the Mortgage being imposed, such Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

            Section 3.09   Transfer of Accounts.

            The Servicers may transfer the Collection Account to a different depository institution from time to time. Upon such transfer, the Servicers shall deliver to the Trustee and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

            Section 3.10 Maintenance of Hazard Insurance.

            The Servicers shall cause to be maintained for each Mortgage Asset fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on an actual cash value basis or (ii) the Principal Balance of the Mortgage Asset, in each case in an amount not less than such amount as is necessary to prevent the Obligor and/or the Trust Fund from becoming a co-insurer. The Servicers shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the actual cash value of the improvements securing the Mortgage Asset and (ii) the outstanding Principal Balance of the Mortgage Asset at the time it became an REO Property and (y) public liability insurance. Any Insurance Proceeds collected by the Servicers under any such policies shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicers or the Obligor or maintained on property acquired in respect of the Mortgage Asset, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the applicable Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to such Servicer.

            Section 3.11   Maintenance of Mortgage Impairment Insurance
Policy.

            In the event that a Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:III or better in Best's Key Rating Guide, or is an affiliate of such Servicer, insuring against hazard losses on all of the Mortgage Assets serviced by such Servicer, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10 (other than the requirement of a general policy rating of B:III or better in Best's Key Rating Guide), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to such Servicer from the Trust Fund. In connection with their activities as servicers of the Mortgage Assets, the Servicers agree to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicers shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

            Section 3.12   Fidelity Bond, Errors and Omissions Insurance.

            Each Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Assets to handle funds, money, documents and papers relating to the Mortgage Assets. The Fidelity Bond and errors and omissions insurance shall protect and insure such Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure such Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Asset without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicers from their duties and obligations as set forth in this Agreement. Upon request of the Trustee, a Servicer shall cause to be delivered to the requesting party a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

            Section 3.13   Title, Management and Disposition of REO Property.

            (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to a Servicer) in the name of the Trustee or its nominee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of an affiliate of the Servicers. Such affiliate holding such title shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

            (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Asset, the applicable Servicer shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code unless such Servicer has received a grant of extension from the Internal Revenue Service of the above-mentioned grace period such that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property.

            Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the applicable Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            Each Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Each Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. Each Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage Asset File or kept by the applicable Servicer electronically and copies thereof shall be forwarded by the applicable Servicer to the Trustee upon request. A Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as such Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

            With respect to each REO Property, each Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

            Each Servicer shall deposit or cause to be deposited, on a daily basis, within two business days of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof.

            [Each Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.]

            Each Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

            Each REO Disposition shall be carried out by a Servicer at such price and upon such terms and conditions as such Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by a Servicer there were outstanding unreimbursed Servicing Advances and Servicing Fees with respect to the REO Property, such Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to such Servicer as provided above, shall be deposited in the Collection Account for transfer to the Distribution Account on the succeeding Servicer Remittance Date in accordance with Section 3.04(a)(vi).

            Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

            Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements.

            When a Mortgaged Property has been or is about to be conveyed by the Obligor, a Servicer may, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Asset under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that a Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable law. In such event, a Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage, the Obligor remains liable thereon. If the foregoing is not permitted under applicable law, a Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Obligor is released from liability and such Person is substituted as Obligor and becomes liable under the Note; provided that no such substitution will be permitted unless such person satisfies the underwriting criteria of such Servicer. The Mortgage Asset, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. A Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. A Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage Asset File to which it relates) which copy shall be added by the Trustee to the related Mortgage Asset File and which shall, for all purposes, be considered a part of such Mortgage Asset File to the same extent as all other documents and instruments constituting a part thereof. The Servicers shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Asset shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Asset shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by a Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to such Servicer as additional servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Asset by operation of law or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever.

            Section 3.15   Notification of Adjustments.

            On each Adjustment Date, each Servicer shall make Coupon Rate adjustments for each Adjustable-Rate Mortgage Asset in compliance with the requirements of the related Mortgage and Note and Applicable Regulations. The Servicers shall execute and deliver the notices required by each Mortgage and Note and Applicable Regulations regarding Coupon Rate adjustments. Upon the discovery by a Servicer or the Trustee that a Servicer has failed to adjust or has incorrectly adjusted a Coupon Rate or a Monthly Payment pursuant to the terms of the related Note and Mortgage, such Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, such Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the such Servicer.

            Section 3.16   Optional Purchases of Mortgage Assets by a
Servicer.

            A Servicer may, at its option, purchase a Mortgage Asset or REO Property which becomes 90 or more days Delinquent or for which such Servicer has accepted a deed in lieu of foreclosure. The Servicers shall not use any procedure in selecting Mortgage Assets to be purchased which is materially adverse to the interests of the Certificateholders. A Servicer shall purchase such Delinquent Mortgage Asset or REO Property at a price equal to the Purchase Price. A Servicer will not be entitled to any Servicing Fee with respect to any such purchased Mortgage Asset. Any such purchase of a Mortgage Asset or REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Asset or REO Property to the applicable Servicer to the extent necessary, including the prompt delivery of all documentation to the such Servicer.

            Section 3.17   Trustee to Cooperate; Release of Files.

            (a) Upon the payment in full of any Mortgage Asset (including any liquidation of such Mortgage Asset through foreclosure or otherwise), a Servicer shall deliver to the Trustee, in written form (with two executed copies) or electronic form, of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such Request for Release of documents, the Trustee shall promptly release the related Mortgage Asset File within three (3) Business Days via overnight mail delivery (at the expense of the requesting Servicer), in trust, to (i) such Servicer, or (ii) such other party identified in the related Request for Release. The Trustee agrees to indemnify the applicable Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the such Servicer as a direct result of the negligence or willful misconduct by the Trustee in releasing the Mortgage Asset File as provided above. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Trustee hereby authorizes and empowers the applicable Servicer to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full.

            (b) From time to time and as appropriate in the servicing of any Mortgage Asset, including, without limitation, foreclosure or other comparable conversion of a Mortgage Asset or collection under any insurance policy relating to a Mortgage Asset, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage Asset File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of a Servicer and delivery to the Trustee, in written form (with two executed copies) or electronic form, of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage Asset File to the requesting Servicer within three (3) Business Days and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to such Servicer. Such receipt shall obligate such Servicer to return the Mortgage Asset File to the Trustee when the need therefor by such Servicer no longer exists unless the Mortgage Asset shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to such Servicer.

            (c) Subject to Section 3.01, a Servicer shall have the right to accept applications of Obligors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modifications, and (v) second mortgage subordination agreements. No application for approval shall be considered by a Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio (in the case of a Mortgage Loan) and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio (in the case of a Mortgage Loan) and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Assets; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Asset and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to a Servicer the consent or partial release so requested by such Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by a Servicer pursuant to this paragraph.

            Section 3.18   Servicing Compensation.

            As compensation for their activities hereunder, each Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Asset (including REO Properties) serviced by it. Each Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, Prepayment Charges or any other service-related fees and similar items, to the extent collected from Obligors.

            Section 3.19   Annual Statement as to Compliance.

            (a) Each Servicer, at its own expense, will deliver to the Trustee and the Depositor, not later than 60 days following the end of each calendar year, a Servicing Officer's certificate stating, as to each signer thereof, that
(i) a review of the activities of such Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by such Servicer to remedy such default.

            (b) Delivery of such reports, information and documents to the

Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including a Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            Section 3.20   Annual Independent Certified Public Accountants'
Reports.

            (a) Not later than 60 days following the end of each calendar year, each Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Depositor and each Rating Agency, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of such Servicer which includes an assertion that such Servicer has complied with certain minimum residential mortgage asset servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by Freddie Mac, with respect to the servicing of residential mortgage assets during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Copies of such statements shall be provided by the Trustee to any Certificateholder upon request, provided that such statement is delivered by the applicable Servicer to the Trustee.

            (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including a Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            Section 3.21 Access to Certain Documentation and Information Regarding the Mortgage Assets.

            Each Servicer shall provide to the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the available documentation regarding the Mortgage Assets, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of such Servicer.

            Section 3.22   Capitalized Interest Account and Pre-Funding
Account.

      (a) On or before the Closing Date, the Trustee shall open at the Corporate Trust Office, a segregated trust account (the "Pre-Funding Account") in the name of the Trustee on behalf of the Certificateholders, which account shall be an Eligible Account.

      (b) On or before the Closing Date, the Trustee shall open at the Corporate Trust Office, a segregated trust account (the "Capitalized Interest Account") in the name of the Trustee on behalf of the Certificateholders, which account shall be an Eligible Account.

      (c) The amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account shall be invested in Eligible Investments in the same manner as amounts in the Collection Account as set forth in Section 3.25 hereof.

      (d) On the before the Closing Date, the Depositor shall cause to be deposited in the Pre-Funding Account the amount of $[_________] and shall cause to be deposited in the Capitalized Interest Account the amount of $[________].

      (e) On each Additional Transfer Date, upon satisfaction of the conditions set forth in Section 2.08 hereof and the related Additional Transfer Agreement, the Trustee shall withdraw from the Pre-Funding Account an amount equal to the purchase price for the Additional Mortgage Assets purchased by the Trust on such Additional Transfer Date and pay such amount upon the order of the Depositor.

      (f) On the Business Day prior to the Distribution Date immediately following the Collection Period in which the Pre-Funding Period ends, the Trustee shall withdraw the unutilized Pre-Funded Amount, if any, from the Pre-Funding Account and promptly deposit such amount in the Collection Account net of Pre-Funding Earnings.

      (g) On the Business Day prior to each Distribution Date, through the Distribution Date immediately following the Collection Period in which the Pre-Funding Period ends, the Trustee shall transfer from the Capitalized Interest Account to the Collection Account the amount of the Capitalized Interest Shortfall, if any, applicable to such Distribution Date and promptly deposit such amount in the Collection Account.

      (h) All interest and any other earnings from Eligible Investments of amounts on deposit in the Capitalized Interest Account will be retained in the Capitalized Interest

Account. Any amounts remaining in the Capitalized Interest Account not needed to cover any Capitalized Interest Shortfalls on the Distribution Date following the end of the Pre-Funding Period will be withdrawn therefrom by the Trustee and remitted to the Depositor.

      (i) On the Business Day prior to each Distribution Date, through the Distribution Date immediately following the Due Period in which the Pre Funding Period ends, the Trustee shall transfer from the Pre-Funding Account to the Distribution Account the Pre-Funding Earnings, if any, applicable to such Distribution Date and shall distribute such amount to the REMIC 4 Regular Interests on such Distribution Date pursuant to Section 4.02 hereof.

      (j) On the Business Day prior to each Distribution Date, through the Distribution Date immediately following the Due Period in which the Pre Funding Period ends, the Trustee shall transfer from each Capitalized Interest Account to the Distribution Account the related Capitalized Interest Shortfall, if any, for such Distribution Date and shall distribute such amount to the REMIC 4 Regular Interests on such Distribution Date pursuant to Section 4.01 hereof.

            Section 3.23 [RESERVED].

            Section 3.24 Obligations of the Servicers in Respect of Coupon Rates and Monthly Payments.

            In the event that a shortfall in any collection on or liability with respect to any Mortgage Asset results from or is attributable to adjustments to Coupon Rates, Monthly Payments or Principal Balances that were made by a Servicer in a manner not consistent with the terms of the related Note and this Agreement, such Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor, the other Servicer and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.24 shall not limit the ability of a Servicer to seek recovery of any such amounts from the related Obligor under the terms of the related Note, as permitted by law.

            Section 3.25 Investment of Funds in the Collection Account and the Distribution Account.

            (a) The Servicers may direct any depository institution maintaining the Collection Account and the Trustee may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.25, each an "Investment Account"), to invest the funds in such Investment Account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee of an Affiliate. All such Eligible Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee or the Servicers, as applicable (in their capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall at the direction of the Servicers:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Each Servicer's share of all income and gain realized from the investment of funds in the Collection Account shall be for the benefit of such Servicer. Each Servicer shall deposit in the Collection Account its share of the amount of any loss incurred in respect of any such Eligible Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss incurred on Eligible Investments in the Distribution Account.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 51% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

              Section 3.26 Liability of Servicers; Indemnification.

            (a) Subject to clause (b) below and Section 6.03, each Servicer (except the Trustee if it is required to succeed a Servicer hereunder) severally indemnifies and holds the Trustee, the Depositor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and the Trust Fund may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Assets in compliance with the Servicing Standard. Each Servicer shall immediately notify the Trustee and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and such Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against such Servicer, the Trustee, the Depositor and/or the Trust Fund in respect of such claim. The provisions of this
Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

            (b) None of the Depositor, a Servicer, or any of the directors, officers, employees or agents of the Depositor or a Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or a Servicer or any such Person against any breach of warranties or representations made by such party herein, or against any specific liability imposed on a Servicer for a breach of the Servicing Standard and/or this Agreement, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

            The Depositor, a Servicer and any director, officer, employee or agent of the Depositor or a Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, a Servicer and any director, officer, employee or agent of the Depositor or a Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty made by such party hereunder or (in the case of a Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. None of the Depositor or a Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or a Servicer may in their discretion undertake any action related to their obligations hereunder which they may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. A Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of such Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

            Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged Properties.

            Beginning in 20__, each Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service on or before the due date for any such report. Not later than 90 days following the end of each calendar year, beginning in 20__, each Servicer will deliver an Officer's Certificate to the Trustee certifying its compliance with this Section
3.27. The reports from each Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

            Section 3.28  Protection of Assets.

            (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

            (1)   borrow money or issue debt;

            (2) merge with another entity, reorganize, liquidate or sell assets; or

            (3)   engage in any business or activities.

            (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

            Section 3.29 [RESERVED].

            Section 3.30   No Personal Solicitation.

            From and after the Closing Date, each Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on such Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Obligor under any Mortgage Asset for the purpose of refinancing such Mortgage Asset; provided, that such Servicer may solicit any Obligor for whom such Servicer has received a request for verification of mortgage, a request for demand for payoff, an Obligor initiated written or verbal communication indicating a desire to prepay the related Mortgage Asset, or the Obligor initiates a title search; provided further, it is understood and agreed that promotions undertaken by each Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or
(ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is such Servicer prohibited from responding to unsolicited requests or inquiries made by an Obligor or an agent of an Obligor.

            Section 3.31   Periodic Filings.

            (a) The Trustee and the Servicers shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") and Annual Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange

Commission thereunder, and the Trustee shall sign (other than any Form 10-K) and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Trust. The Depositor shall sign any Form 10-K.

            (b) Each Monthly Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicers' annual statements of compliance described under Section 3.19 and the accountant's reports described under
Section 3.20, in each case, to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit K (the "Certification"), which shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor shall deliver the Certification to the Trustee three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Trustee, the Depositor and the Servicers shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.31, to be conducted or allocated in a different manner.


            (c) Prior to the latest date on which the Form 10-K may be timely filed each year, (i) the Trustee shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit L) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K) and (ii) the Servicers shall each sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit
M) for the benefit of the Depositor and its officers, directors and Affiliates. In addition, (i) the Trustee shall also indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Trustee pursuant to this Section 3.31(c), any breach of the Trustee's obligations under this
Section 3.31(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) each Servicer, severally, shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by such Servicer pursuant to this Section 3.31(c), any breach of such Servicer's obligations under this Section 3.31(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and its officers, directors and Affiliates, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Depositor, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor and its officers, directors and Affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this
Section 3.31(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) each Servicer, severally, agrees that it shall contribute to the amount paid or payable by the Depositor, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Depositor, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor and its officers, directors and Affiliates on the one hand and such Servicer on the other in connection with a breach of such Servicer's obligations under this
Section 3.31(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith. Each Servicer hereby acknowledges and agrees that the Depositor and the Trustee are relying on each Servicer's performance of its obligations under Sections 3.19 and 3.20 in order to perform their respective obligations under this Section 3.31.

            (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this Section. Upon request of the Depositor, the Trustee shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust, and thereafter there shall be no further obligations under paragraphs (a) through (d) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations to be performed in such fiscal year that relate back to the prior fiscal year).

                                   ARTICLE IV

                                  FLOW OF FUNDS

            Section 4.01   Interest Distributions.

            On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Asset information provided to it in the Remittance Report, upon which the Trustee may conclusively rely), and the calculations required to be made by the Trustee, to the extent available:

            (i) to the Trustee, the Trustee Fee for such Distribution Date;

            (ii) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the applicable Accrued Certificate Interest thereon for such Distribution Date;

            (iii) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the applicable Interest Carry Forward Amount thereon for such Distribution Date;

            (iv) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            (v) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            (vi) to the Class B Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

            (vii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

            Section 4.02 Distributions of Principal and Monthly Excess Cashflow Amounts.

            (a) On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the Mortgage Asset information provided to it in the Remittance Report and the calculations required to be made by the Trustee), to the extent of the Principal Distribution
Amount:

            (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

                  first, concurrently, the Senior Principal Distribution Amount to the Class A-1 and Class A-2 Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero;

                  second, to the Class M-1 Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero;

                  third, to the Class M-2 Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero;

                  fourth, to the Class B Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero; and

                  fifth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

            (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect:

                  first, concurrently, the Senior Principal Distribution Amount to the Class A-1 and Class A-2 Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero;

                  second, to the Class M-1 Certificates, up to the Class M-1
            Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  third, to the Class M-2 Certificates, up to the Class M-2
            Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  fourth, to the Class B Certificates, up to the Class M-3
            Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                  fifth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

            (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

            (i) to pay any remaining Accrued Certificate Interest for such Distribution Date, pro rata, for the Class A Certificates;

            (ii) to pay any Interest Carry Forward Amounts for such Distribution Date, pro rata, for the Class A Certificates;

            (iii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

            (iv) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-1 Certificates;

            (v) to pay the Class M-1 Realized Loss Amortization Amount for such Distribution Date; (vi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates; (vii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-2 Certificates;

            (viii) to pay the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

            (ix) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B Certificates;

            (x) to pay the remaining Interest Carry Forward Amount, if any, for the Class B Certificates; (xi) to pay the Class B Realized Loss Amortization Amount for such Distribution Date; and

            (xii) to the Class CE Certificates, up to the Class CE Distributable Amount for such Distribution Date.

            On each Distribution Date, there shall be distributed to the Holder of the Class R Certificate, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i)-(xii).

            Section 4.03   Allocation of Losses.

            Realized Losses shall be allocated first against the Monthly Excess Interest Amount and then against the Overcollateralization Amount until such amount has been reduced to zero. If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero.

            Section 4.04   Method of Distribution.

            The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

            Section 4.05   Distributions on Book-Entry Certificates.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the

Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicers shall have any responsibility therefor except as otherwise provided by applicable law.

            Section 4.06   Statements.

            (a) On each Distribution Date, based on the Mortgage Asset information contained in the Remittance Report, the Trustee shall prepare and post on its website at [________], a statement (the "Distribution Date Statement") as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution
            Date to the Holders of each Class of Certificates allocable to principal, separately identified;

                  (ii) the amount of the distribution made on such Distribution
            Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

                  (iii) the Overcollateralization Amount, the
            Overcollateralization Release Amount, the Overcollateralization Deficiency and the Overcollateralization Target Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date; (iv) the aggregate amount of servicing compensation received by the Servicers during the related Collection Period; (v) the aggregate amount of cumulative unreimbursed Servicing Advances and cumulative Nonrecoverable Advances; (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

                  (vii) the number, weighted average remaining term to maturity and weighted average Coupon Rate of the Mortgage Assets as of the related Due Date;

                  (viii) the number and aggregate unpaid principal balance of
            Mortgage Assets (a) 31 to 60 days past due on a contractual basis,
            (b) 61 to 90 days past due on a contractual basis, (c) 91 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (ix) with respect to any Mortgage Asset that became an REO
            Property during the preceding calendar month, the loan number of such Mortgage Asset, the unpaid principal balance and the Principal Balance of such Mortgage Asset as of the date it became an REO Property;

                  (x) the book value of any REO Property as of the close of
            business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

                  (xiii) the Certificate Principal Balance of each Class of
            Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

                  (xiv) the Accrued Certificate Interest in respect of each
            Class of Certificates for such Distribution Date, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                  (xv) the aggregate amount of any Prepayment Interest
            Shortfalls for such Distribution Date;

                  (xvi) the amount of the Trustee Fee paid;

                  (xvii) any Overcollateralization Deficiency after giving
            effect to the distribution of principal on such Distribution Date; (xviii) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

                  (xix) the Available Funds;

                  (xx) the rate at which interest accrues for each Class of
            Certificates for such Distribution Date; (xxi) the information contained in the Liquidation Report for such Distribution Date;

                  (xxii) the aggregate Principal Balance of Mortgage Assets
            purchased by the Servicers or the Depositor during the related Prepayment Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Asset;

                  (xxiii) the aggregate Principal Balance of the Mortgage Assets repurchased by the Servicers during the related Prepayment Period in connection with Section 3.16; and

                  (xxiv) the amounts on deposit in the Pre-Funding Account and
            Capitalized Interest Account, if any, stated separately.

            The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Assets provided by the Servicers.

            In the case of information furnished pursuant to subclauses (i),
(ii) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

            (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xiii) and (xiv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

            (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholder a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Class R Certificateholder by the Trustee pursuant to any requirements of the Code as from time to time in force.

            Section 4.07   Remittance Reports; Servicing Advances.

            (a) On the second Business Day following each Determination Date, the Servicers shall deliver to the Trustee by telecopy (or by such other means as the Servicers and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicers shall electronically forward to the Trustee in such medium as may be agreed among the Servicers and the Trustee the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicers necessary in order for the Trustee to perform the calculations necessary to make the distributions contemplated by Section 4.01, 4.02 and 4.03 and to prepare the Distribution Date Statement. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicers.

            (b) Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder by a Servicer if such Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by a Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of such Servicer delivered to the Depositor and the Trustee. The Trustee shall be entitled to conclusively rely upon any such determination by a Servicer.


            Section 4.08   REMIC Distributions.

            (a) REMIC 4. On each Distribution Date, the timing and amounts of principal and interest distributions and allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts on each Class of REMIC 4 Regular Interests (other than the REMIC 4 Components) shall be identical to the timing, amounts and allocations on the corresponding Classes of Certificates (other than the Class CE and Class R Certificates). Interest (and in the case of the Class T4-4 Interest, principal) shall be deemed distributed to each Class of REMIC 4 Components as follows: (i) the Class T4-4, Class T4-11, Class T4-12 and Class T4-13 Interests shall be entitled to all distributions on the Class T3-4, Class T3-11, Class T3-12 and Class T3-13 Interests, respectively; (ii) the Class T4-A1IO, Class T4-A2IO, Class T4-M1IO, Class T4-M2IO and Class T4-BIO Interests shall be entitled to a specified portion of interest payments consisting of the excess of interest distributable on each of the Class T3-A1, Class T3-A2, Class T3-M1, Class T3-M2 and Class T3-B Interests over interest distributable on the Class T4-A1, Class T4-A2, Class T4-M1, Class T4-M2 and Class T4-B Interests, respectively. Any shortfalls of interest, including any Realized Losses allocated to reduce the Subsequent Overcollateralization Amount, shall be borne, first, by the REMIC 4 Components, pro rata based on interest accrued, before being allocated to the applicable other REMIC 4 Regular Interests. Realized Losses allocated to the Class T4-4 Interest shall equal Realized Losses allocated to the Class T3-4 Interest pursuant to Section 4.08(b). The Class CE Certificates shall be deemed to receive the aggregate of the amounts distributable in respect of the REMIC 4 Components. Any portion of the Available Funds remaining in REMIC 4 on a Distribution Date shall be distributed to the Class R Certificate in respect of the Class R-4 Interest.

            (b) REMIC 3. On each Distribution Date, the timing and amounts of principal and interest distributions and allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts on the Classes of REMIC 3 Regular Interests identified as Corresponding Classes shall be identical to the timing, amounts and allocations in respect of Corresponding Classes of REMIC 4 Regular Interests pursuant to Section 4.08(a). The Class T3-4 Interest shall be entitled to all distributions on the Class T2-4 Interest. Interest shortfalls will reduce interest payable, first, on the Class T3-4 Interest, to the same extent that interest shortfalls are allocable to the Class T2-4 Interest; second, on the Class T3-11, Class T3-12 and Class T3-13 Interests, pro rata; third, on the Class T3-B, Class T3-M2 and Class T3-M1 Interests, in that order; and fourth, on the Class T3-A1 and Class T3-A2 Interests, pro rata; provided, that the portion of the interest payable on the Class T3-B, Class T3-M2, Class T3-M1, Class T3-A1 and Class T3-A2 Interests attributable to the Class T4-BIO, Class T4-M2IO, Class T4-M1IO, Class T4-A1IO and Class T4-A2IO Interests shall bear interest shortfalls pro rata and prior to the allocation of any remaining shortfalls to such Interests. Amounts of principal and interest distributed in respect of, and Realized Losses allocated to, the Class T3-4 Interest shall equal the allocations made to the Class T2-4 Interest, reduced by any allocation of interest shortfalls to the Class T3-4 Interest pursuant to the preceding sentence. Amounts in the Distribution Account deemed distributed in respect of the REMIC 3 Regular Interests shall be treated as held by REMIC 4 for distribution in accordance with Sections 4.08(a). Any portion of Available Funds remaining in REMIC 3 on a

Distribution Date shall be distributed to the Class R Certificate in respect of the Class R-3 Interest.


            (c) REMIC 2. On each Distribution Date, the timing and amounts of principal distributions and allocations of Realized Losses on each Class of REMIC 2 Regular Interests shall be identical to the timing, amounts and allocations in respect of the corresponding Classes of REMIC 1 Regular Interests pursuant to Section 4.08(d). For these purposes, the Class T2-1 and Class T2-11 Interests correspond to the Class T1-1 Interest, the Class T2-2 and Class T2-12 Interests correspond to the Class T1-2 Interest, the Class T2-3 and Class T2-13 Interests correspond to the Class T1-3 Interest and the Class T2-4 Interest corresponds to the Class T1-4 Interest. Interest will accrue on each of the Class T2-1, Class T2-2 and Class T2-3 Interests at the REMIC 2 Pass-Through Rate. Interest will accrue on each of the Class T2-11, Class T2-12 and Class T2-13 Interests at the excess, if any, of the Pool Cap over the REMIC 2 Pass-Through Rate. Interest will accrue on the Class T2-4 Interest at the Pool Cap. Any shortfalls of interest will be allocated, first, to the Class T2-4 Interest to the extent that interest shortfalls are allocated to the Class T1-4 Interest; second, pro rata, to the Class T2-11, Class T2-12 and Class T2-13 Interests; and third, pro rata, to the Class T2-1, Class T2-2 and Class T2-3 Interests. Amounts in the Distribution Account deemed distributed in respect of the REMIC 2 Regular Interests shall be treated as held by REMIC 3 for distribution in accordance with Section 4.08(b). Any portion of Available Funds remaining in REMIC 2 on a Distribution Date shall be distributed to the Class R Certificate in respect of the Class R-2 Interest.

            (d) REMIC 1. On each Distribution Date, the REMIC 1 Regular Interests shall receive distributions of interest and principal equal in the aggregate to amounts distributable pursuant to Sections 4.01 and 4.02 (other than to the Class R Certificate in respect of the Class R-4 Interest) from amounts on deposit in the Distribution Account. Any shortfalls of interest will be allocated first, to the Class T1-4 Interest, and then to the Class T1-1, Class T1-2 and Class T1-3 Interests, pro rata based on interest accrued. Amounts in reduction of principal balance of the REMIC 1 Regular Interests shall be allocated so that the principal balances of the Class T1-1, Class T1-2 and Class T1-3 Interests equal the amounts specified in the definitions thereof in Article
I. Realized Losses shall be allocated first to the Class T1-4 Interest, to the extent of the Remaining Initial Overcollateralization Amount, and then pro rata to the Class T1-1, Class T1-2 and Class T1-3 Interests. Such amounts with respect to principal and any Realized Losses with respect to principal shall reduce the principal balances of the REMIC 1 Regular Interests so that, in the aggregate, such balances correspond to the Pool Balance of the Mortgage Assets as of the last day of the related Collection Period. Amounts in the Distribution Account deemed distributed in respect of the REMIC 1 Regular Interests shall be treated as held by REMIC 2 for distribution in accordance with Section 4.08(c). Any amounts remaining in REMIC 1 on a Distribution Date shall be distributed to the Class R Certificate in respect of the Class R-1 Interest.

            (e) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            Each of the Class A-1, Class A-2, Class M-1, Class M-2, Class B, Class CE and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar (or notional amount) denomination of $25,000 and integral multiples of $1 in excess thereof. The Class CE Certificates are issuable only in minimum Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate.

            The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates shall be Book-Entry Certificates. The Class CE and Class R Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

            Section 5.02   Registration of Transfer and Exchange of
Certificates.

            (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicers and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

            Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

            (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Trust's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and the Certificate Registrar shall authenticate the Definitive Certificates. None of the Depositor or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicers, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) Except with respect to a transfer of the Private Certificates between the Depositor and its affiliates, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit H) under the 1933 Act, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit J) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit H) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit G hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of the Class R Certificate) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Depositor, the Servicers, the Trustee or the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

            Each Person who has or who acquires any Ownership Interest in the Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Class R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in the Class R Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in the Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in the Class R Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

            A. an affidavit in the form of Exhibit I hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

            B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificate.

            (iv) Any attempted or purported transfer of any Ownership Interest in the Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of the Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of the Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause
      (iii). The Trustee shall be entitled to recover from any Holder of the Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

            (v) If any Person other than a Disqualified Organization acquires any Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of the Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of the Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of the Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in the Class R Certificate as a result of its exercise of such discretion.

            (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in

      Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

            (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

            Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04   Persons Deemed Owners.

            The Servicers, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicers, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicers, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

            Section 5.05   Appointment of Paying Agent.

            The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicers and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                   ARTICLE VI

                         THE SERVICERS AND THE DEPOSITOR

            Section 6.01   Liability of the Servicers and the Depositor.

            The Depositor and each Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor or such Servicer herein, as the case may be. Section

            6.02 Merger or Consolidation of, or Assumption of the Obligations of, a Servicer or the Depositor.

            Any entity into which a Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which a Servicer or the Depositor shall be a party, or any corporation succeeding to the business of a or the Depositor, shall be the successor of such Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that a successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer.

            Section 6.03   Limitation on Liability of the Servicers and
Others.

            Neither of the Servicers nor any of the directors or officers or employees or agents of the Servicers shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by a Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect a

Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of such Servicer or by reason of its reckless disregard of its obligations and duties of such Servicer hereunder. Each Servicer and any director or officer or employee or agent of such Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Each Servicer and any director or officer or employee or agent of such Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. Each Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and each Servicer shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. Each Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of such Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to each Servicer solely in its capacity as a Servicer hereunder and in no other capacities.

            Section 6.04   Servicers Not to Resign.

            Subject to the provisions of Section 7.01 and Section 6.02, each Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of such so causing such a conflict being of a type and nature carried on by such Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) such Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of such successor servicer stating that the proposed appointment of such successor servicer as a Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Offered Certificates; provided, however, that no such resignation by a Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the resigning Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the resigning Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of such Servicer. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

            Section 6.05   Delegation of Duties.

            In the ordinary course of business, the Servicers at any time may delegate any of their duties hereunder to any Person, including any of their Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve a Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. A Servicer shall provide the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of such Servicer's Affiliates or their respective successors and assigns.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01   Servicer Events of Termination.

            (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

            (i) The failure by a Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement, which failure continues unremedied for a period of five Business Days after receipt of written notice by such Servicer; or

            (ii) The failure by a Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by a Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of such Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 51% of the Voting Rights; or

            (iii) The entry against a Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

            (iv) A Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

            (v) As of any Distribution Date, if the average for the related Collection Period and the two preceding Collection Periods of the fraction, expressed as a percentage, the numerator of which is (a) the aggregate Principal Balance of 60+ Day Delinquent Mortgage Assets serviced by a Servicer and the denominator of which is (b) the aggregate Principal Balance of the Mortgage Assets serviced by a Servicer, in the case of both
      (a) and (b), as of the last day of each such Collection Period, exceeds [__]%.

            (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the defaulting Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the defaulting Servicer as a servicer under this Agreement. Any such notice to a defaulting Servicer shall also be given to each Rating Agency, the non-defaulting Servicer and the Depositor. On or after the receipt by the defaulting Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the defaulting Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Assets or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section 7.02; and, without limitation, the Trustee or successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Asset and Related Documents or otherwise. The defaulting Servicer agrees to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer) of all documents and records requested by it to enable it to assume such Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by such Servicer and to be deposited by it in the Collection Account or the Distribution Account or that have been deposited by such Servicer in such accounts or thereafter received by the such Servicer with respect to the Mortgage Assets or any REO Property received by such Servicer. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor servicer and amending this Agreement to reflect such succession as a Servicer pursuant to this Section shall be paid by the defaulting Servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses, and if such predecessor servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or the Trustee (in which case the successor servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding Servicing Advances properly made prior to the date of termination.

            Section 7.02   Trustee to Act; Appointment of Successor.

            (a) Within 90 days of the time the defaulting Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to such Servicer in its capacity as a servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the defaulting Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the defaulting Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the such Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the defaulting Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Assets in an amount equal to the compensation which the defaulting Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee such Servicer would have been entitled to under this Agreement). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including costs and expenses of the Trustee. The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this Agreement prior to its termination as a Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated in Section 3.26 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) Any successor, including the Trustee, to a Servicer as a servicer shall during the term of its service as servicer continue to service and administer the Mortgage Assets for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as a Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as a Servicer is so required pursuant to Section 3.12.

            Section 7.03   Waiver of Defaults.

            The Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by a Servicer Event of Termination may, on behalf of all Certificateholders, waive any events permitting removal of a Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

            Section 7.04   Notification to Certificateholders.


            (a) On any termination or appointment of a successor to a Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

            (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

            Section 7.05   Survivability of Servicer Liabilities.

            Notwithstanding anything herein to the contrary, upon termination of a Servicer hereunder, any liabilities of such Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

            Section 8.01   Duties of Trustee.

            The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicers or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

            (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

            (iv) the Trustee shall not be charged with knowledge of any failure by a Servicer to comply with the obligations of a Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from a Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

            The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of a Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, a Servicer in accordance with the terms of this Agreement.

            The Trustee shall not have any duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 8.02 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.01:

            (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

            (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Depositor or, if paid by the Trustee, shall be reimbursed by the Depositor upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicers to observe any applicable law prohibiting disclosure of information regarding the Obligors; (vi) the Trustee shall not be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Servicers until such time as the Trustee may be required to act as a Servicer pursuant to Section 7.02;

            (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

            (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Assets.

            The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Asset or Related Document. The Trustee shall not be accountable for the use or application by a Servicer, or for the use or application of any funds paid to a Servicer in respect of the Mortgage Assets or deposited in or withdrawn from the Collection Account by a Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Asset, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Asset to the Trustee or of any intervening assignment; the completeness of any Mortgage Asset; the performance or enforcement of any Mortgage Asset (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02); the compliance by the Depositor or a Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicers or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02), or any Obligor; any action of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02), taken in the name of the Trustee; the failure of a Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

            Section 8.04   Trustee May Own Certificates.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with a Servicer, the Depositor or their Affiliates.

            Section 8.05   Trustee Fees and Expenses.

            The Trustee shall be entitled to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

            Section 8.06   Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by [___] and [___]and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

            Section 8.07  Resignation or Removal of Trustee.

            The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicers and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

            The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicers, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Section 8.08   Successor Trustee.

            Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

            No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

            Section 8.09   Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10   Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of each Servicer. If each Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee with the non-defaulting Servicer shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Servicers and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting with the non-defaulting Servicer may accept the resignation or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies and the Servicers.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            Section 8.11   Limitation of Liability.

            The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 8.12 Trustee May Enforce Claims Without Possession of Certificates.

            (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            (b) The Trustee shall afford the Depositor, the Servicers and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Servicers, the Depositor and such Certificateholder and shall make available to the Servicers, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Servicers and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 8.13   Suits for Enforcement.

            In case a Servicer Event of Termination or other default by a Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 8.14   Waiver of Bond Requirement.

            The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

            The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE IX

                              REMIC ADMINISTRATION

            Section 9.01 REMIC Administration.

            (a) The Trustee shall make or cause to be made REMIC elections for each of the Lower-Tier REMIC and the Upper-Tier REMIC as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

            (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Trust.

            (d) The Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

            (e) The Holder of the Class R Certificate shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC, and the Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.


            (f) The Trustee, the Servicers, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicers or the Holder of the Class R Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Servicers have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Class R Certificate will consult with the Trustee and the Servicers, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee or a Servicer has advised it in writing that an Adverse REMIC Event could occur.

            (g) The Holder of the Class R Certificate shall pay when due any and all taxes imposed on any REMIC formed under this Agreement by federal or state governmental authorities, but only from amounts, if any, distributable thereon. To the extent that such REMIC taxes are not paid by the Class R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of the Class R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

            (h) The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this Agreement on a calendar year and on an accrual basis.

            (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Assets.

            (j) None of the Trustee or a Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

            (k) On or before April 15 of each calendar year beginning in 20__, the Trustee shall deliver to each Rating Agency an Officer's Certificate stating the Trustee's compliance with the provisions of this Section 9.01.

            Section 9.02   Prohibited Transactions and Activities.

            None of the Depositor, a Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Assets, except in a disposition pursuant to (i) the foreclosure of a Mortgage Asset, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, (v) a repurchase of Mortgage Assets pursuant to Article II of this Agreement or (vi) an optional purchase by a Servicer pursuant to Section 3.16 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Class R Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

            Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

            In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by a Servicer of its duties and obligations set forth herein, such Servicer shall indemnify the Holder of the Class R Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that such Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which such Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall a Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by such Servicer of its duties and obligations set forth herein, and

(3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  Section 9.04    REO Property.

                  (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicers, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless a Servicer has advised the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

                  (b) The Servicers shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, a Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless such Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC. If a Servicer has received such an extension, then such Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by such Servicer for such longer period as such extension permits (the "Extended Period"). If a Servicer has not received such an extension and such Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such Servicer has received such an extension, and such Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, such Servicer shall, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by such Servicer or (ii) auction the REO Property to the highest bidder (which may be such Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

                                   ARTICLE X

                                   TERMINATION

                  Section 10.01   Termination.

                  (a) The respective obligations and responsibilities of the Servicers, the Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicers to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate

Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Asset in the Trust, and (iii) the optional purchase by the Servicers of the Mortgage Assets as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Servicers, acting together and not individually, may, at their option, terminate the Trust Fund and retire the Offered Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Assets as of the Cut-off Date by purchasing all of the outstanding (i) Mortgage Assets in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Assets and accrued and unpaid finance charges thereon at the weighted average of the Coupon Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances and any unpaid Servicing Fees allocable to such Mortgage Assets and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the applicable Servicers (the "Termination Price"). If the Servicers are subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Assets and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

            In connection with any such purchase pursuant to the preceding paragraph, the Servicers shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately following such purchase.

            Any such purchase shall be accomplished by delivery on the Determination Date before such Distribution Date of the Termination Price to the Trustee for deposit into the Distribution Account as part of Available Funds.

            (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicers, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such Distribution Date, the Trustee shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust.

            (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

            (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicers shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to the Class R Certificateholder for payment.

            Section 10.02  Additional Termination Requirements.

            (a) In the event that the Servicers exercise their purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 and shall specify such date in the final federal income tax return of each REMIC;

            (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Servicers for cash; and

            (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the following order of priority (A) (i) to the Holders of each of the Class A-1 and Class A-2 Certificates, pro rata, and
      (ii) to the Class M-1, Class M-2 and Class B Certificates, the related Certificate Principal Balance, as applicable, plus one month's interest thereon at the applicable Pass-Through Rate, (B) to the Class CE Certificates, the amount of any remaining Monthly Excess Cash Flow Amounts not previously distributed thereon, (C) to the remaining REMIC Regular Interests the amounts allocable thereto pursuant to Section 4.08 and (D) to the Class R Certificateholder, all cash on hand in respect of the REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            Section 11.01  Amendment.

            This Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; or (iv) to comply with any requirements imposed by the Code; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicers and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicers and the Trustee.

            In addition, this Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a majority of the Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

            Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

            Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is a Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicers and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Section 11.02  Recordation of Agreement; Counterparts.

            To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicers at the expense of the Trust, but only upon direction of the Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            Section 11.03  Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04  Governing Law; Jurisdiction.

            This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

            Section 11.05  Notices.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, [__________________], or such other address as may hereafter be furnished to the Depositor and the Servicers in writing by the Trustee, (b) in the case of the Depositor, Mid-State Capital Corporation, 4211 West Boy Scout Boulevard, Tampa, Florida 33607, Attention: MSCC Pass-Through Certificates, Series 2000-[___], or such other address as may be furnished to the Servicers and the Trustee in writing by the Depositor, (c) in the case of Mid-State Homes, Inc., 4211 West Boy Scout Boulevard, Tampa, Florida 33607, Attention: General Counsel, or such other address as may be hereafter furnished to the Depositor and the Trustee by Mid-State Homes, Inc. in writing, and (d) in the case of Walter Mortgage Company, 4211 West Boy Scout Boulevard, Tampa, Florida 33607, Attention: General Counsel, or such other address as may be hereafter furnished to the Depositor and the Trustee by Walter Mortgage Company in writing. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

            Section 11.06  Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07  Article and Section References.

            All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

            Section 11.08  Notice to the Rating Agencies.

            (a) The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

            (iii) the resignation or termination of a Servicer or the Trustee;

            (iv) the final payment to Holders of the Certificates of any Class;

            (v) any change in the location of the Collection Account or Distribution Account; and

            (vi) if the Trustee is acting as successor servicer pursuant to
      Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

            (vii) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (A) each annual statement as to compliance described in
            Section 3.19 hereof; and

                  (B) each annual independent public accountants' servicing
            report described in Section 3.20 hereof; and

            Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to:
[___________] and [__________].

            Section 11.09  Further Assurances.

            Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

            Section 11.10  Benefits of Agreement.

            Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 11.11 Acts of Certificateholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.


            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

            IN WITNESS WHEREOF, the Depositor, the Servicers and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       MID-STATE CAPITAL CORPORATION, as
                                          Depositor

                                       By:____________________________________
                                          Name:
                                          Title:


                                       MID-STATE HOMES, INC., as a Servicer


                                       By:____________________________________
                                          Name:
                                          Title:


                                       WALTER MORTGAGE COMPANY, as a Servicer


                                       By:____________________________________
                                          Name:
                                          Title:


                                       [_________________________], as Trustee

                                       By:____________________________________
                                          Name:
                                          Title:

STATE OF                   )
                        ) ss.:
COUNTY OF                  )


            On the [___] day of [_____], 20__ before me, a notary public in and for said State, personally appeared [_________], known to me to be a [____________] of Mid-State Capital Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

STATE OF                   )
                        ) ss.:
COUNTY OF                  )


            On the [___] day of [_____], 20__ before me, a notary public in and for said State, personally appeared [_________], known to me to be a [____________] of Mid-State Homes, Inc., a Florida corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

STATE OF                   )
                        ) ss.:
COUNTY OF                  )


            On the [___] day of [_____], 20__ before me, a notary public in and for said State, personally appeared [_________], known to me to be a [____________] of Walter Mortgage Company, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

STATE OF                   )
                        ) ss.:
COUNTY OF                  )


            On the [___] day of [_____], 20__ before me, a notary public in and for said State, personally appeared [_________], known to me to be a [____________] of [__________], a [______________] that executed the within instrument, and also known to me to be the person who executed it on behalf of said [________], and acknowledged to me that such [_______] executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

                                   EXHIBIT A-1

                       [FORM OF THE CLASS A-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         MSCC PASS-THROUGH CERTIFICATES
                           SERIES 20 -[__], CLASS A-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily Mortgage Assets formed and sold by

                          MID-STATE CAPITAL CORPORATION

Series 20  -[___], Class A-1           Original  Class  Certificate  Principal
                                       Balance  of the Class A-1  Certificates
Pass-Through Rate:  Fixed              as of the Closing Date:  $

Date of Pooling and Servicing          Initial Certificate Principal Balance: $
and Cut-off Date:

First Distribution Date:               Servicers:  Mid-State Homes, Inc. and
                                       Walter Mortgage Company
No.
                                       Trustee:
CUSIP:
                                       Closing Date:
ISIN:


                                     A-1-1

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MID-STATE CAPITAL CORPORATION, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mid-State Capital Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicers and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement; provided.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-1-2

            The Pass-Through Rate for the Class A-1 Certificates for each Distribution Date will be [___]% per annum. Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class A-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as MSCC Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

            The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Assets, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Assets.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-1-3

            The Depositor, the Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Assets and all property acquired in respect of such Mortgage Assets. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Assets and all property acquired in respect of any Mortgage Asset at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Assets at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-1-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       [___________________________], as
                                          Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.


                                       [__________________________], as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:      _


                                     A-1-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT   -Custodian
                                                              ---------
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                      under Uniform
                                                              Gifts to
JT TEN    - as joint tenants with right                       Minors Act
            of survivorship and not as                        ________________
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                           Signature Guaranteed



                                     A-1-6

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
 for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________
 This information is provided by _____________________________________________, the assignee named above, or_____________________________________, as its agent.


                                     A-1-7

                                   EXHIBIT A-2

                       [FORM OF THE CLASS A-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         MSCC PASS-THROUGH CERTIFICATES
                           SERIES 20 -[__], CLASS A-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily Mortgage Assets formed and sold by

                          MID-STATE CAPITAL CORPORATION

Series 20  -[___], Class A-2            Original  Class  Certificate  Principal
                                        Balance  of the Class A-2  Certificates
Pass-Through Rate:  Fixed               as of the Closing Date:  $

Date of Pooling and Servicing           Initial Certificate Principal Balance: $
Agreement and Cut-off Date:

First Distribution Date:                Servicers:  Mid-State Homes, Inc. and
                                        Walter Mortgage Company
No.
                                        Trustee:
CUSIP:
                                        Closing Date:
ISIN:


                                     A-2-1

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MID-STATE CAPITAL CORPORATION, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mid-State Capital Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicers and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement; provided.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-2-2

            The Pass-Through Rate for the Class A-2 Certificates for each Distribution Date will be [___]% per annum. Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class A-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as MSCC Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

            The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Assets, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Assets.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-2-3

            The Depositor, the Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Assets and all property acquired in respect of such Mortgage Assets. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Assets and all property acquired in respect of any Mortgage Asset at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Assets at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-2-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       [___________________________], as
                                          Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.


                                       [__________________________], as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:



                                     A-2-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT   -Custodian
                                                              ---------
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                      under Uniform
                                                              Gifts to
JT TEN    - as joint tenants with right                       Minors Act
            of survivorship and not as                        ________________
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                           Signature Guaranteed



                                     A-2-6

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
 for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________
 This information is provided by _____________________________________________, the assignee named above, or_____________________________________, as its agent.



                                     A-2-7

                                   EXHIBIT B-1

                       [FORM OF THE CLASS M-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         MSCC PASS-THROUGH CERTIFICATES
                           SERIES 20 -[__], CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily Mortgage Assets formed and sold by

                          MID-STATE CAPITAL CORPORATION

Series 20  -[___], Class M-1            Original  Class  Certificate  Principal
                                        Balance  of the Class M-1  Certificates
Pass-Through Rate:  Fixed               as of the Closing Date:  $

Date of Pooling and Servicing           Initial Certificate Principal Balance: $
Agreement and Cut-off Date:

First Distribution Date:                Servicers:  Mid-State Homes, Inc. and
                                        Walter Mortgage Company
No.
                                        Trustee:
CUSIP:
                                        Closing Date:
ISIN:

                                     B-1-1

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MID-STATE CAPITAL CORPORATION, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mid-State Capital Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicers and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement; provided.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     B-1-2

            The Pass-Through Rate for the Class M-1 Certificates for each Distribution Date will be [___]% per annum. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class M-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as MSCC Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

            The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Assets, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Assets.

            This certificate is subordinated in right of payment to the Class A Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are



                                     B-1-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Assets and all property acquired in respect of such Mortgage Assets. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Assets and all property acquired in respect of any Mortgage Asset at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Assets at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     B-1-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       [___________________________], as
                                          Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-1 Certificates referred to in the within-mentioned Agreement.


                                       [__________________________], as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:


                                     B-1-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT   -Custodian
                                                              ---------
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                      under Uniform
                                                              Gifts to
JT TEN    - as joint tenants with right                       Minors Act
            of survivorship and not as                        ________________
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                           Signature Guaranteed


                                     B-1-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
 for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________
 This information is provided by _____________________________________________, the assignee named above, or_____________________________________, as its agent.


                                     B-1-7

                                   EXHIBIT B-2

                       [FORM OF THE CLASS M-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         MSCC PASS-THROUGH CERTIFICATES
                           SERIES 20 -[__], CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily Mortgage Assets formed and sold by

                          MID-STATE CAPITAL CORPORATION

Series 20  -[___], Class M-2            Original  Class  Certificate  Principal
                                        Balance  of the Class M-2  Certificates
Pass-Through Rate:  Fixed               as of the Closing Date:  $

Date of Pooling and Servicing           Initial Certificate Principal Balance: $
Agreement and Cut-off Date:

First Distribution Date:                Servicers:  Mid-State Homes, Inc. and
                                        Walter Mortgage Company
No.
                                        Trustee:
CUSIP:
                                        Closing Date:
ISIN:

                                     B-2-1

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MID-STATE CAPITAL CORPORATION, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mid-State Capital Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicers and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement; provided.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice



                                     B-2-2
by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate for the Class M-2 Certificates for each Distribution Date will be [___]% per annum. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class M-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as MSCC Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

            The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Assets, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Assets.

            This certificate is subordinated in right of payment to the Class A and Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are



                                     B-2-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Assets and all property acquired in respect of such Mortgage Assets. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Assets and all property acquired in respect of any Mortgage Asset at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Assets at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-2-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       [___________________________], as
                                          Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-2 Certificates referred to in the within-mentioned Agreement.


                                       [__________________________], as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:


                                     B-2-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT   -Custodian
                                                              ---------
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                      under Uniform
                                                              Gifts to
JT TEN    - as joint tenants with right                       Minors Act
            of survivorship and not as                        ________________
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                           Signature Guaranteed


                                     B-2-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
 for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________
 This information is provided by _____________________________________________, the assignee named above, or_____________________________________, as its agent.


                                     B-2-7

                                   EXHIBIT B-3

                        [FORM OF THE CLASS B CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         MSCC PASS-THROUGH CERTIFICATES
                            SERIES 20 -[__], CLASS B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily Mortgage Assets formed and sold by

                          MID-STATE CAPITAL CORPORATION

Series 20  -[___], Class B              Original  Class  Certificate  Principal
                                        Balance of the Class B Certificates  as
Pass-Through Rate:  Fixed               of the Closing Date:  $

Date of Pooling and Servicing           Initial Certificate Principal Balance: $
Agreementand Cut-off Date:

First Distribution Date:                Servicers:  Mid-State Homes, Inc. and
                                        Walter Mortgage Company
No.
                                        Trustee:
CUSIP:
                                        Closing Date:


                                     B-3-1

ISIN:

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MID-STATE CAPITAL CORPORATION, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B Certificates) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mid-State Capital Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicers and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B Certificates on such Distribution Date pursuant to the Agreement; provided.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                                     B-3-2

            The Pass-Through Rate for the Class B Certificates for each Distribution Date will be [___]% per annum. Interest will accrue on the Class B Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class B Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as MSCC Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B Certificates.

            The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Assets, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Assets.

            This certificate is subordinated in right of payment to the Class A, Class M-1 and Class B Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                     B-3-3

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Assets and all property acquired in respect of such Mortgage Assets. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Assets and all property acquired in respect of any Mortgage Asset at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Assets at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-3-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       [___________________________], as
                                          Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.


                                       [__________________________], as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:


                                     B-3-5

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT   -Custodian
                                                              ---------
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                      under Uniform
                                                              Gifts to
JT TEN    - as joint tenants with right                       Minors Act
            of survivorship and not as                        ________________
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                           Signature Guaranteed



                                     B-3-6

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
 for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________
 This information is provided by _____________________________________________, the assignee named above, or_____________________________________, as its agent.


                                     B-3-7

                                   EXHIBIT C-1

                         [FORM OF CLASS CE CERTIFICATES]

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.



                                     C-1-1

                         MSCC PASS-THROUGH CERTIFICATES
                           SERIES 20 -[___], CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily Mortgage Assets formed and sold by

                          MID-STATE CAPITAL CORPORATION

Series 20  -[___], Class CE              Servicers:  Mid-State Homes, Inc. and
                                         Walter Mortgage Company
Date of Pooling and
Servicing Agreement
and Cut-off Date:                        Trustee:

First Distribution Date:                 Closing Date:

No.:                                     Percentage Interest:

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MID-STATE CAPITAL CORPORATION, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mid-State Capital Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicers and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date



                                     C-1-2
immediately prior to such Distribution Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as MSCC Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest specified on the face hereof.

            The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Assets, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Assets.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicers, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                     C-1-3

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all



                                     C-1-4

Mortgage Assets and all property acquired in respect of such Mortgage Assets. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Assets and all property acquired in respect of any Mortgage Asset at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Assets at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       [___________________________], as
                                          Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class CE Certificates referred to in the within-mentioned Agreement.


                                       [__________________________], as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:




                                     C-1-6

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT   -Custodian
                                                              ---------
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                      under Uniform
                                                              Gifts to
JT TEN    - as joint tenants with right                       Minors Act
            of survivorship and not as                        ________________
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                           Signature Guaranteed



                                     C-1-7

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
 for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________
 This information is provided by _____________________________________________, the assignee named above, or_____________________________________, as its agent.



                                     C-1-8

                                   EXHIBIT C-3

                          [FORM OF CLASS R CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN FOUR SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES AND CLASS CE CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
      SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX



                                     C-2-1

      IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.



                                     C-2-2

                         MSCC PASS-THROUGH CERTIFICATES
                            SERIES 20 -[___], CLASS R

evidencing a beneficial ownership interest in a Trust Fund consisting primarily Mortgage Assets formed and sold by

                          MID-STATE CAPITAL CORPORATION

Series 20  -[___], Class R               Servicers:  Mid-State Homes, Inc. and
                                         Walter Mortgage Company
Date of Pooling and
Servicing Agreement
and Cut-off Date:                        Trustee:

First Distribution Date:                 Closing Date:

No.:                                     Percentage Interest:

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MID-STATE CAPITAL CORPORATION, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________________ is the registered owner of 100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mid-State Capital Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicers and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R Certificate on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificate, or



                                     C-2-3
by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as MSCC Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Assets, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Assets.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicers, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or



                                     C-2-4
qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as four separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.



                                     C-2-5

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Assets and all property acquired in respect of such Mortgage Assets. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Assets and all property acquired in respect of any Mortgage Asset at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Assets at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-2-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       [___________________________], as
                                          Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is the Class R Certificate referred to in the within-mentioned Agreement.


                                       [__________________________], as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:


                                     C-2-7

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT   -Custodian
                                                              ---------
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                      under Uniform
                                                              Gifts to
JT TEN    - as joint tenants with right                       Minors Act
            of survivorship and not as                        ________________
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                           Signature Guaranteed


                                     C-2-8

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
 for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________
 This information is provided by _____________________________________________, the assignee named above, or_____________________________________, as its agent.



                                     C-2-9

                                    EXHIBIT D

                           SCHEDULE OF MORTGAGE ASSETS

                                       E-1
                                    EXHIBIT E

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:   [Trustee]

Re: Pooling and Servicing Agreement dated as of [______], 20 among Mid-State Capital Corporation, as depositor, Mid-State Homes, Inc., as a servicer, Walter Mortgage Company, as a servicer, and [___________], as trustee_______________________


            All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

            In connection with the administration of the Mortgage Asset held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage Asset File for the Mortgage Asset described below, for the reason indicated.

Mortgage Asset identification number:

Obligor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____ 1.    Paid in Full

_____ 2.    Foreclosure

_____ 3.    Substitution

_____ 4.    Other Liquidation (Repurchases, etc.)

_____ 5.    Nonliquidation    Reason:
                                     -----------------

                              By:
                                 ---------------------
                                 (authorized signer)

                              Issuer:
                                     -----------------

                              Address:
                                      ----------------

                              ------------------------

                              Date:
                                   -------------------

Custodian

[-----------------------------]

            Please acknowledge the execution of the above request by your signature and date below:

-----------------------    -------------------------
      Signature                     Date

Documents returned to Custodian:

-----------------------    -------------------------
      Custodian                     Date

                                    EXHIBIT F

                           FORM OF LOST NOTE AFFIDAVIT

            Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes
and       says:       Deponent       is        ______________________       of
______________________________,  ("Seller") and who has personal  knowledge of the facts set out in this affidavit.

            On ___________________,  _________________________ did execute and deliver a Note in the principal amount of $__________.

            That said Note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and finance charges on said Note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost Note.

            Seller executes this affidavit for the purpose of inducing [_______________________], as trustee on behalf of MSCC Pass-Through Certificates, Series 20 -[___], to accept the transfer of the above described loan from Seller.

            Seller agrees to indemnify and hold harmless [_____________________] and [___________________] for any losses incurred by such parties resulting from the above described Note has been lost or misplaced.



                                        By:___________________________________
                                           ___________________________________


STATE OF                )
                        )  SS:
COUNTY OF               )


            On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

            Witness my hand and Notarial Seal this ____ day of _______ 20__.


My commission expires         .
                     ---------

                                    EXHIBIT G

                          FORM OF ERISA REPRESENTATION

[Trustee]

Mid-State Capital Corporation
4211 West Boy Scout Boulevard
Tampa, Florida  33607
Attention:  MSCC Pass-Through Certificates, Series 20  -[___]

      Re:   MSCC Pass-Through Certificates, Series 20 -[___]
            ------------------------------------------------

Ladies and Gentlemen:

            1. [The undersigned is the ______________________ of (the
"Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

            2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Mid-State Capital Corporation, as depositor (the "Depositor"), Mid-State Homes, Inc., as a servicer, Walter Mortgage Company, as a servicer, and [__________________], as trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

            3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law ("Similar Law"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class R and Class CE P Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (y) (except in the case of the Class R Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code (or similar provisions of Similar Law) and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

            Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            IN WITNESS WHEREOF, the Transferee has executed this certificate.



                                       ---------------------------------------
                                        [Transferee]


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT H

                  FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                     [DATE]

[Trustee]

Mid-State Capital Corporation
4211 West Boy Scout Boulevard
Tampa, Florida  33607
Attention:  MSCC Pass-Through Certificates, Series 20  -[___]

      Re:   MSCC Pass-Through Certificates, Series 20 -[___]
            ------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the MSCC Pass-Through Certificates, Series 20 -[___] (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                       Very truly yours,


                                       [NAME OF TRANSFEREE]


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                                       [DATE]


[Trustee]

Mid-State Capital Corporation
4211 West Boy Scout Boulevard
Tampa, Florida  33607
Attention:  MSCC Pass-Through Certificates, Series 20  -[___]

      Re:   MSCC Pass-Through Certificates, Series 20 -[___]
            ------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the MSCC Pass-Through Certificates, Series 20 -[___] (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                       Very truly yours,


                                       [NAME OF TRANSFEREE]


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                                          ANNEX 1 TO EXHIBIT J
                                                          --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Broker-dealer. The Buyer is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

------------------------------

1 Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

            ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ___   Business   Development   Company.   Buyer   is  a   business
            development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                       ---------------------------------------
                                        Print Name of Buyer


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       Date:
                                            ----------------------------------

                                                          ANNEX 2 TO EXHIBIT J
                                                          --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                        --------------------------------------
                                        Print Name of Buyer or Adviser


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        IF AN ADVISER:



                                        --------------------------------------
                                        Print Name of Buyer


                                        Date:
                                             ---------------------------------

                                    EXHIBIT I

               FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

               MSCC PASS-THROUGH CERTIFICATES, SERIES 20 -[___]



STATE OF                )
                        ) ss.:
COUNTY OF               )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is [an officer of] , the proposed Transferee of an Ownership Interest in the Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Mid-State Capital Corporation, as depositor (the "Depositor"), Mid-State Homes, Inc., as a servicer, Walter Mortgage Company, as a servicer, and [__________________], as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is____________ .

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. That the Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

            12. That, if the Transferee is purchasing the Class R Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

            13. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____, 20__.


                                       [NAME OF TRANSFEREE]


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:



[Assistant] Secretary


            Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this this ____ day of _____, 20__.



                                        ---------------------------------------
                                        NOTARY PUBLIC



                                        My Commission expires the  ____ day of
                                        _____, 20__.

                                  ATTACHMENT A

                                       to

   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[ ]     The consideration paid to the Transferee to acquire the Class R
Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

            OR

[ ]     The  transfer of the Class R  Certificate  complies  with U.S.  Treasury
Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

(i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class R Certificate will only be taxed in the United States;

(ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

(iv) the Transferee has determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

(v) in the event of any transfer of the Class R Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class R Certificate.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

                                                  [DATE]

[Trustee]

Mid-State Capital Corporation
4211 West Boy Scout Boulevard
Tampa, Florida  33607
Attention:  MSCC Pass-Through Certificates, Series 20  -[___]

            Re:   MSCC Pass-Through Certificates, Series 20 -[___]
                  ------------------------------------------------
Ladies and Gentlemen:

            In connection with our disposition of the MSCC Pass-Through Certificates, Series 20 -[__] (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class R Certificate is to impede the assessment or collection of tax.


                                       Very truly yours,


                                       [_______________]


                                       By: ______________________________

                                    EXHIBIT K

                              Form of Certification

                              MSCC 20 -[___] TRUST,
                   PASS-THROUGH CERTIFICATES, SERIES 20 -[___]

      I, [identify the certifying individual] certify that:

1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the MSCC 20 -[___] Trust;
2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicers under the Pooling and Servicing Agreement, dated as of [________], 20 (the "Agreement"), among Mid-State Capital Corporation, as depositor, Mid-State Homes, Inc., as a servicer ("Mid-State"), Walter Mortgage Company, as a servicer (together with Mid-State, the "Servicers"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the annual report on Form 10-K and required to be delivered to the Trustee in accordance with the terms of the Agreement, and except as disclosed in the reports, the Servicers have fulfilled their obligations under the Agreement;

5. The reports disclose all significant deficiencies relating to the Servicers' compliance with the minimum servicing standards based upon the reports provided by independent public accountants, after conducting reviews in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Agreement, that are included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [_____].


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT L

      Form of Certification to be Provided by the Trustee to the Depositor

                              MSCC 20 -[___] TRUST,
                   PASS-THROUGH CERTIFICATES, SERIES 20 -[___]

      I, [identify the certifying individual], certify to Mid-State Capital Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the calendar year [___] and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by that annual report, of the MSCC 20 -[__] Trust;

2. Based on my knowledge, the distribution information in the Distribution Date Statements contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicers under the Pooling and Servicing Agreement, dated as of [________], 20 , among Mid-State Capital Corporation, as depositor, Mid-State Homes, Inc., as a servicer ("Mid-State"), Walter Mortgage Company, as a servicer (together with Mid-State, the "Servicers") and [_________________], as trustee (the "Trustee"), for inclusion in these reports is included in these reports.


                                       [____________________________], as
                                          Trustee


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT M

     Form of Certification to be Provided by the Servicers to the Depositor

                              MSCC 20 -[___] TRUST,
                   PASS-THROUGH CERTIFICATES, SERIES 20 -[___]

      We, [identify the certifying individuals], certify to Mid-State Capital Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. We have reviewed the annual report on Form 10-K for the calendar year [___], and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by that annual report, of the MSCC 20 -[__] Trust;

2. Based on our knowledge, the servicing information in the Distribution Date Statements contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

3. Based on our knowledge, the servicing information required to be provided to the Trustee by the Servicers under the Pooling and Servicing Agreement, dated as of [______], 20 (the "Agreement"), among Mid-State Capital Corporation, as depositor, Mid-State Homes, Inc., as a servicer ("Mid-State"), Walter Mortgage Company, as a servicer ("Walter Mortgage" and, together with Mid-State, the "Servicers"), and [___________________________________], as trustee (the "Trustee"), for inclusion in these reports is included in these reports;

4. We are responsible for reviewing the activities performed by the Servicers under the Agreement and based upon our knowledge and the annual compliance reviews required under the Agreement, and except as disclosed in the reports, the Servicers have fulfilled their obligations under the Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicers' compliance with the minimum servicing standards based upon the reports provided by independent public accountants, after conducting reviews in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports.

                                       MID-STATE HOMES, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       WALTER MORTGAGE COMPANY


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT N

                      FORM OF ADDITIONAL TRANSFER AGREEMENT

            Additional  Transfer  Agreement,  dated  [________],  20 , between
Mid-State    Capital    Corporation,    as   seller   (the   "Seller"),    and
[_______________], as trustee (the "Trustee").

                            W I T N E S S E T H :
                            - - - - - - - - - -

            WHEREAS, the Seller and the Trustee are parties to that certain pooling and servicing agreement, dated [____________], 20 (the "Pooling Agreement"), relating to the Mid-State Capital Corporation, Pass-Through Certificates, Class A-1, Class A-2, Class M-1, Class M-2 and Class B; and

            WHEREAS, as contemplated in the Pooling Agreement, the Depositor desires to convey certain Additional Mortgage Assets (as hereinafter defined) to the Trustee.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            Section 1.01. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling Agreement.

            "Agreement" means this Additional Transfer Agreement and all amendments hereof and supplements hereto.

            "Additional Mortgage Assets" means the Mortgage Assets identified on the Schedule of Mortgage Assets specified in Section 1.02 hereof.

            "Additional Transfer Date" means, with respect to the Additional Mortgage Assets conveyed hereby, [________], 20 .

            Section 1.02. Schedule of Mortgage Assets. Annexed hereto is a supplement to Exhibit D to the Pooling Agreement listing the Additional Mortgage Assets to be conveyed by the Seller to the Trustee pursuant to this Agreement on the Additional Transfer Date.

            Section 1.03. Sale of Additional Accounts by the Seller. Subject to the conditions set forth in Section 1.05, in consideration of the Trustee's delivery upon the order of the Seller of an amount equal to $[______________] to the Seller, the Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Seller, including any security interest therein for the benefit of the Seller, in and to (i) all Additional Mortgage Assets listed on the supplement to Exhibit D to the Pooling Agreement, including the related Principal Balance as of the Additional Transfer Date, all finance charges accruing thereon after the Additional Transfer Date and all collections in respect of finance charges and principal due after the Additional Transfer Date; (ii) property which secured each such Mortgage Asset and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Assets; and (iv) all proceeds of any of the foregoing.

            Section 1.04. Representations and Warranties of Seller. The Seller does hereby reaffirm the representations and warranties with respect to the Additional Mortgage Assets set forth in Section 2.04 of the Pooling Agreement for the benefit of the Certificateholders.

            Section 1.05. Conditions Precedent. The obligation of the Trustee to accept the Additional Mortgage Assets is subject to the satisfaction, on or prior to the Additional Transfer Date, of the conditions precedent set forth in
Section 2.08(b) of the Pooling Agreement.

            The Trustee shall not be required to investigate or otherwise verify satisfaction of the conditions listed in Section 2.08(b) of the Pooling Agreement, but shall be entitled to conclusively rely upon one or more Officer's Certificates confirming such fulfillment.

            Section 1.06. Reaffirmation of Pooling Agreement. All terms, conditions and provisions of the Pooling Agreement are hereby reaffirmed and incorporated by reference by the Seller as to the Additional Mortgage Assets.

            Section 1.07. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Seller and the Trustee have caused this Additional Transfer Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       MID-STATE CAPITAL CORPORATION



                                        By:_____________________________
                                               Authorized Officer


                                       [_______________________________],
                                          as Trustee



                                        By:_____________________________
                                             Authorized Signatory